Exhibit 4.4

                                                     Conformed Copy
==============================================================================
                         CREDIT AGREEMENT


                    dated as of April 18, 1997

                               among

                      DEL MONTE CORPORATION,

                  VARIOUS FINANCIAL INSTITUTIONS,

                  BANK OF AMERICA NATIONAL TRUST
                     AND SAVINGS ASSOCIATION,
                     as Administrative Agent,

                      BANKERS TRUST COMPANY,
                      as Documentation Agent,

                                and

                THE FIRST NATIONAL BANK OF BOSTON,
                        CITICORP USA, INC.,
               GENERAL ELECTRIC CAPITAL CORPORATION
                                and
   THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY,
                           as Co-Agents


                            Arranged by


                   BANCAMERICA SECURITIES, INC.



==============================================================================

                         TABLE OF CONTENTS

                                                               Page


                             ARTICLE I
                           DEFINITIONS

    1.1  Certain Defined Terms....................................1
    1.2  Other Interpretive Provisions...........................33
    1.3  Accounting Principles...................................34


                            ARTICLE II
                           THE CREDITS

    2.1  Amounts and Terms of Commitments........................34
         (a) The Term A Credit...................................34
         (b) The Term B Credit...................................35
         (c) The Revolving Credit................................35
    2.2  Loan Accounts...........................................35
    2.3  Procedure for Borrowing.................................35
    2.4  Conversion and Continuation Elections...................36
    2.5  Swingline Loans.........................................37
    2.6  Termination or Reduction of Revolving Commitments.......40
    2.7  Optional Prepayments....................................41
    2.8  Mandatory Prepayments of Loans..........................41
    2.9  Repayment...............................................44
         (a) The Term A Credit...................................44
         (b) The Term B Credit...................................44
         (c) The Revolving Credit................................44
    2.10 Interest................................................44
    2.11 Fees....................................................45
         (a) Arranger and Agency Fees............................45
         (b) Commitment Fees.....................................45
    2.12 Computation of Fees and Interest........................46
    2.13 Payments by the Company.................................46
    2.14 Payments by the Lenders to the Administrative Agent.....47
    2.15 Sharing of Payments, Etc................................47
    2.16 Limitation on Offshore Rate Option......................48


                            ARTICLE III
                      THE LETTERS OF CREDIT

    3.1  The Letter of Credit Subfacility........................48
    3.2  Issuance, Amendment and Extension of Letters of Credit..49
    3.3  Risk Participations, Drawings and Reimbursements........51
    3.4  Repayment of Participations.............................53
    3.5  Role of the Issuing Lender..............................53
    3.6  Obligations Absolute....................................54
    3.7  Cash Collateral Pledge..................................55
    3.8  Letter of Credit Fees...................................55
    3.9  Uniform Customs and Practice............................56
    3.10 Non-Dollar Letters of Credit............................56
    3.11 Prior Letters of Credit.................................58


                            ARTICLE IV
              TAXES, YIELD PROTECTION AND ILLEGALITY

    4.1  Taxes...................................................58
    4.2  Illegality..............................................59
    4.3  Increased Costs and Reduction of Return.................60
    4.4  Funding Losses..........................................61
    4.5  Inability to Determine Rates............................61
    4.6  Certificates of Lenders.................................62
    4.7  Substitution of Lenders.................................62
    4.8  Survival................................................62


                             ARTICLE V
                       CONDITIONS PRECEDENT

    5.1  Conditions of Initial Credit Extensions.................62
         (a)  Credit Agreement and Notes.........................63
         (b)  Resolutions and Incumbency.........................63
         (c)  Organization Documents; Good Standing..............63
         (d)  DMFC Recapitalization..............................63
         (e)  Legal Opinions.....................................64
         (f)  Payment of Fees....................................64
         (g)  Security Agreements, etc...........................64
         (h)  Parent Guaranty....................................64
         (i)  Pledge Agreements..................................64
         (j)  Real Property......................................65
         (k)  Intellectual Property License......................65
         (1)  Certificate........................................65
         (m)  Other Documents....................................65
         (n)  Solvency Certificates..............................66
         (o)  Borrowing Base Certificate.........................66
         (p)  Environmental Indemnities..........................66
         (q)  Other Documents....................................66
    5.2  Other Conditions to Initial Credit Extension............66
         (a)  Subordinated Notes.................................66
         (b)  Capitalization of TPG Acquisition..................66
    5.3  Conditions to All Credit Extensions.....................66
         (a)  Notice, Application................................66
         (b)  Continuation of Representations and Warranties.....66
         (c)  No Existing Default................................67


                            ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES

    6.1  Corporate Existence and Power...........................67
    6.2  Corporate Authorization; No Contravention...............67
    6.3  Governmental Authorization..............................68
    6.4  Binding Effect..........................................68
    6.5  Litigation..............................................68
    6.6  No Default..............................................68
    6.7  ERISA Compliance........................................69
    6.8  Use of Proceeds; Margin Regulations.....................69
    6.9  Title to Properties.....................................69
    6.10 Taxes...................................................69
    6.11 Financial Condition.....................................70
    6.12 Regulated Entities......................................70
    6.13 No Burdensome Restrictions..............................71
    6.14 Copyrights, Patents, Trademarks and Licenses, etc.......71
    6.15 Subsidiaries............................................71
    6.16 Insurance...............................................71
    6.17 Solvency, etc...........................................71
    6.18 Merger, Subordinated Notes, etc.........................72
    6.19 Real Property...........................................72
    6.20 Swap Obligations........................................72
    6.21 Senior Indebtedness.....................................73
    6.22 Environmental Warranties................................73
    6.23 Full Disclosure.........................................74


                            ARTICLE VII
                      AFFIRMATIVE COVENANTS

    7.1  Financial Statements....................................74
    7.2  Certificates; Other Information.........................75
    7.3  Notices.................................................76
    7.4  Preservation of Corporate Existence, Etc................77
    7.5  Maintenance of Property.................................77
    7.6  Insurance...............................................77
    7.7  Payment of Obligations..................................77
    7.8  Compliance with Laws....................................78
    7.9  Compliance with ERISA...................................78
    7.10 Inspection of Property and Books and Records............78
    7.11 Interest Rate Protection................................78
    7.12 Environmental Covenant..................................78
    7.13 Use of Proceeds.........................................79
    7.14 Further Assurances......................................79


                           ARTICLE VIII
                        NEGATIVE COVENANTS

    8.1  Limitation on Liens.....................................81
    8.2  Disposition of Assets...................................83
    8.3  Consolidations and Mergers..............................84
    8.4  Loans and Investments...................................84
    8.5  Limitation on Indebtedness..............................86
    8.6  Transactions with Affiliates............................87
    8.7  Use of Proceeds.........................................87
    8.8  Contingent Obligations..................................87
    8.9  Joint Ventures..........................................88
    8.10 Lease Obligations.......................................88
    8.11 Minimum Fixed Charge Coverage...........................88
    8.12 Minimum EBITDA..........................................89
    8.13 Minimum Adjusted Net Worth..............................89
    8.14 Maximum Senior Debt Ratio...............................90
    8.15 Maximum Total Debt Ratio................................90
    8.16 Maximum Capital Expenditures............................90
    8.17 Restricted Payments.....................................91
    8.18 ERISA...................................................92
    8.19 Limitations on Sale and Leaseback Transactions..........92
    8.20 Limitation on Restriction of Subsidiary
         Dividends and Distributions.............................92
    8.21 Inconsistent Agreements.................................93
    8.22 Change in Business......................................93
    8.23 Amendments to Certain Documents.........................93
    8.24 Fiscal Year.............................................93
    8.25 Limitation on Issuance of Guaranty Obligations..........93


                            ARTICLE IX
                        EVENTS OF DEFAULT

    9.1  Event of Default........................................94
         (a)  Non-Payment........................................94
         (b)  Representation or Warranty.........................94
         (c)  Specific Defaults..................................94
         (d)  Other Defaults.....................................94
         (e)  Cross-Default......................................95
         (f)  Insolvency; Voluntary Proceedings..................95
         (g)  Involuntary Proceedings............................95
         (h)  ERISA..............................................96
         (i)  Monetary Judgments.................................96
         (j)  Non-Monetary Judgments.............................96
         (k)  Change of Control..................................96
         (1)  Guarantor Defaults.................................96
         (m)  Collateral Documents, etc..........................96
         (n)  Merger.............................................97
    9.2  Remedies................................................97
    9.3  Rights Not Exclusive....................................97



                             ARTICLE X
                            THE AGENTS

    10.1 Appointment and Authorization...........................97
    10.2 Delegation of Duties....................................98
    10.3 Liability of Administrative Agent.......................98
    10.4 Reliance by Administrative Agent........................99
    10.5 Notice of Default.......................................99
    10.6 Credit Decision.........................................99
    10.7 Indemnification of Agents...............................100
    10.8 Administrative Agent in Individual Capacity.............100
    10.9 Successor Administrative Agent..........................101
    10.10 Withholding Tax........................................101
    10.11 Collateral Matters.....................................103


                            ARTICLE XI
                          MISCELLANEOUS

    11.1 Amendments and Waivers..................................105
    11.2 Notices.................................................106
    11.3 No Waiver; Cumulative Remedies..........................107
    11.4 Costs and Expenses......................................107
    11.5 Company Indemnification.................................108
    11.6 Payments Set Aside......................................108
    11.7 Successors and Assigns..................................109
    11.8 Assignments, Participations, etc........................109
    11.9 Confidentiality.........................................111
    11.10 Set-off................................................111
    11.11 Automatic Debits of Fees...............................112
    11.12 Notification of Addresses, Lending Offices, Etc........112
    11.13 Counterparts...........................................112
    11.14 Severability...........................................112
    11.15 No Third Parties Benefited.............................112
    11.16 Governing Law and Jurisdiction.........................112
    11.17 Waiver of Jury Trial...................................113
    11.18 Entire Agreement.......................................113



SCHEDULES
PRICING SCHEDULE
SCHEDULE  1.1        COMMITMENTS, TOTAL PERCENTAGES, REVOLVING
                     PERCENTAGES, TERM A PERCENTAGES, TERM B
                     PERCENTAGES
SCHEDULE  2.8        ASSETS HELD FOR SALE
SCHEDULE  3.11       PRIOR LETTERS OF CREDIT
SCHEDULE  5.1        DEBT TO BE REPAID
SCHEDULE  5.1(J)     REAL PROPERTY TO BE MORTGAGED
SCHEDULE  6.5        LITIGATION
SCHEDULE  6.11       PERMITTED LIABILITIES
SCHEDULE  6.14       MATERIAL INTELLECTUAL PROPERTY
SCHEDULE  6.15(A)    SUBSIDIARIES OF THE COMPANY
SCHEDULE  6.15(B)    EQUITY INVESTMENTS OF THE COMPANY
SCHEDULE  6.16       INSURANCE MATTERS
SCHEDULE  6.19       REAL PROPERTY
SCHEDULE  6.22       ENVIRONMENTAL MATTERS
SCHEDULE  8.1        LIENS
SCHEDULE  8.4        PERMITTED INVESTMENTS
SCHEDULE  8.5(D)     EXISTING INDEBTEDNESS
SCHEDULE  8.8        CONTINGENT OBLIGATIONS
SCHEDULE  11.2       LENDING OFFICES; ADDRESSES FOR NOTICES

EXHIBITS

EXHIBIT  A      FORM OF NOTICE OF BORROWING
EXHIBIT  B      FORM OF NOTICE OF CONVERSION/CONTINUATION
EXHIBIT  C      FORM OF COMPLIANCE CERTIFICATE
EXHIBIT  D      FORM OF PROMISSORY NOTE
EXHIBIT  E-1    FORM OF SECURITY AGREEMENT (COMPANY AND PARENT)
EXHIBIT  E-2    FORM OF SUBSIDIARY SECURITY AGREEMENT
EXHIBIT  F-1    FORM OF PARENT GUARANTY
EXHIBIT  F-2    FORM O SUBSIDIARY GUARANTY
EXHIBIT  G-1    FORM OF PARENT PLEDGE AGREEMENT
EXHIBIT  G-2    FORM OF COMPANY PLEDGE AGREEMENT
EXHIBIT  G-3    FORM OF SUBSIDIARY PLEDGE AGREEMENT
EXHIBIT  H-1    FORM OF COMPANY SOLVENCY CERTIFICATE
EXHIBIT  H-2    FORM OF PARENT SOLVENCY CERTIFICATE
EXHIBIT  I-1    FORM OF OPINION OF SPECIAL COUNSEL TO THE
                COMPANY, PARENT AND MIKE MAC
EXHIBIT  I-2    FORM OF OPINION OF WILLIAM R. SAWYERS, GENERAL
                COUNSEL TO THE COMPANY, PARENT AND MIKE MAC
EXHIBIT J-1     FORM OF OPINION OF CALIFORNIA COUNSEL TO THE
                COMPANY


                               i


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EXHIBIT  J-2    FORM OF OPINION OF MARYLAND COUNSEL TO PARENT
EXHIBIT  J-3    FORM OF OPINION OF WASHINGTON COUNSEL TO THE
                ADMINISTRATIVE AGENT
EXHIBIT  K      FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT  L      FORM OF LENDER CERTIFICATE
EXHIBIT  M      FORM OF BORROWING BASE CERTIFICATE
EXHIBIT  N      FORM OF BAILEE'S CONSENT
EXHIBIT  O      FORM OF LANDLORD'S CONSENT
EXHIBIT  P      FORM OF WAREHOUSEMAN'S CONSENT
EXHIBIT  Q      INTERCREDITOR AGREEMENT
EXHIBIT  R      FORM OF INTELLECTUAL PROPERTY LICENSE
EXHIBIT  S      FORM OF ENVIRONMENTAL INDEMNITY

                         CREDIT AGREEMENT

      This CREDIT AGREEMENT is entered into as of April 18, 1997, among DEL MONTE CORPORATION, the several financial institutions from time to time party to this Agreement, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders, BANKERS TRUST COMPANY, as documentation agent for the Lenders, and THE FIRST NATIONAL BANK OF BOSTON, CITICORP USA, INC., GENERAL ELECTRIC CAPITAL CORPORATION and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY, as co-agents for the Lenders.

      WHEREAS, the Lenders have agreed to make available to the Company term loans and a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:



                             ARTICLE I

                            DEFINITIONS

           1.1 Certain Defined Terms. The following terms have the following meanings:

           Account Debtor means any Person who is obligated to the Company or any Domestic Subsidiary under, with respect to, or on account of an Account Receivable.

           Account Receivable means, with respect to any Person, any right of such person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

           Acquired Indebtedness means mortgage Indebtedness or Indebtedness with respect to capital leases of a Person existing at the time such Person became a Subsidiary or assumed by the Company or a Subsidiary in an Acquisition permitted hereunder (and not created or incurred in connection with or in anticipation of such Acquisition); provided that such Indebtedness is purchase money Indebtedness or Indebtedness with respect to a capital lease, as the case may be, and was incurred by such Person to finance the acquisition of property or, in either case, such Indebtedness was incurred to refinance such Indebtedness, and the principal amount of such Indebtedness does not exceed the purchase price of such property.

           Acquisition means any transaction or series of related transactions for the purpose of, or resulting directly or indirectly in, (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or a Subsidiary is the surviving entity.

           Acquisition Prospect means each Person whose stock or assets is intended to be acquired in an Acquisition permitted under subsection 8.4(i) including, in each case, the assets and the liabilities thereof.

           Administrative Agent means BofA in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent arising under Section 10.9.

           Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or membership interests, by contract, or otherwise. Without limiting the foregoing, any Person which is an officer, director or shareholder of the Company, or a member of the immediate family of any such officer, director or shareholder, shall be deemed to be an Affiliate of the Company.

           Agent-Related Persons means BofA and any successor administrative agent arising under Section 10.9, BofA and any successor Issuing Lender, BofA and any successor Swingline Lender, together with their respective Affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           Agent's Payment Office means the address for payments set forth on Schedule 11.2 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

           Agents means the Administrative Agent, the Documentation Agent and the Co- Agents.

           Agreement means this Credit Agreement.

           Agreement Currency - see subsection 3.10(f).

           Applicable Base Rate Margin - see the Pricing Schedule.

           Applicable Offshore Rate Margin - see the Pricing Schedule.

           Arranger means BancAmerica Securities, Inc., a
      Delaware corporation.

           Assets Held For Sale means assets of the Company and its Subsidiaries listed on Schedule 2.8.

Assignee - see subsection 11.8(a).

           Assignment and Acceptance - see subsection 11.8(a).

           Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication of effort, the allocated cost of internal legal services and all disbursements of internal counsel.

           Bailee's Consent means a document substantially in the form of Exhibit N, with appropriate insertions, or such other form as shall be acceptable to the Administrative
      Agent or Required Revolving Lenders.

           Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

           Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

           Base Rate Loan means a Loan that bears interest based on the Base Rate.

           BofA means Bank of America National Trust and Savings
      Association, a national banking association.

           Borrowing means a borrowing hereunder consisting of
      (a) Revolving Loans, Term A Loans or Term B Loans of the same Type made to the Company on the same day by the Lenders and, in the case of Offshore Rate Loans, having the same Interest Period, or (b) a Swingline Loan made to the Company by the Swingline Lender, in each case pursuant to
      Article II..

           Borrowing Base means an amount equal to the total of
      (a) 85% of the unpaid amount (net of such reserves and allowances as the Administrative Agent deems necessary in its sole reasonable discretion) of all Eligible Accounts Receivable plus (b) 70% of the value of all Eligible Inventory consisting of finished goods (whether labeled or unlabeled) or bulk tomato paste, valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its sole reasonable discretion) plus (c) 20% of the value of all other Eligible Inventory, valued at the lower of cost or market (net of such reserves and allowances as the Administrative Agent deems necessary in its sole reasonable discretion) plus (d) an amount equal to (x) the aggregate cash purchase price paid by the Company and its Subsidiaries (including related fees and expenses and amounts paid to refinance Indebtedness in connection therewith but excluding the amount of cash purchase price funded with the proceeds of capital contributions to, or new equity sold by, the Company) in Acquisitions permitted under subsection 8.4(i) minus (y) an amount equal to the average calendar month end amount of the value of accounts receivable and inventory of the business acquired in such Acquisition (to the extent the same would have been eligible for inclusion in the Borrowing Base assuming such Acquisition had occurred a year earlier) for the year preceding such Acquisition, as it shall be reasonably determined by a Responsible Officer, in each case multiplied by the applicable advance rate, less (e) the net aggregate payables owing to growers or other suppliers of crops or produce at such time, to the extent that such payables are subject to statutory liens, trusts or priority claims (provided, that if the Company is holding any Inventory at premises leased by the Company or with a bailee or warehouseman and with respect to which the Company shall not have obtained a Landlord's Consent, Bailee's Consent or Warehouseman's Consent, as applicable, the Company may request that a reserve equal to all rent payable by the Company with respect to such property for one year from the date of determination of the reserve (in the case of leased premises) or such other reserve in respect of storage, transportation and other charges as shall be acceptable to the Administrative Agent or Required Revolving Lenders (in the case of Inventory with a bailee or warehouseman) be established, in which case such reserve shall be, if any Inventory located at such premises is to be included in the Borrowing Base, deducted from the Borrowing Base and such Inventory shall not, solely by virtue of clause (3) or clause (4) of the definition of "Eligible Inventory," be deemed ineligible).

           Borrowing Base Certificate means a certificate substantially in the form of Exhibit M.

           Borrowing Date means any date on which a Borrowing occurs under Section 2.3.

           BTCo. means Bankers Trust Company, a New York banking corporation.

           Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore Dollar interbank market.

           Capital Adequacy Regulation means any guideline, request or directive of any central bank or other
      Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any Person controlling a bank.

           Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

           Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Revolving Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The Company hereby grants the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Revolving Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA.

           Cash Equivalent Investments shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition, (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) time deposits (including eurodollar time deposits), certificates of deposit (including eurodollar certificates of deposit) and bankers' acceptances of (x) any Lender or any Affiliate of any Lender, (y) any commercial bank of recognized standing either organized under the laws of the United States (or any State or territory thereof) or another country (or a political subdivision thereof) which is a member of the Organization for Economic Cooperation and Development and acting through a branch or agency located in the United States, in either case having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or at least Aa or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy - - Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

           CERCLA means the Comprehensive Environmental Response,
      Compensation and Liability Act of 1980.

           CERCLIS means the Comprehensive Environmental Response Compensation Liability Information System List.

           Change of Control means (i) the failure of the holders of capital stock of Parent immediately after the Merger (collectively with (A) in the case of TPG Partners, any other investment partnership, limited liability company or other entity established for investment purposes and controlled by the principals of TPG Partners, (B) in the case of any other shareholder of Parent that is a corporation, any other entity that owns, directly or indirectly, at least 51% of the equity securities of such shareholder ("majority ownership") or that is under common majority ownership with such shareholder, (C) in the case of any other shareholder of Parent that is an investment partnership, limited liability company or other entity established for investment purposes, the partners, members or other owners thereof or another investment partnership, limited liability company or other entity established for investment purposes and controlled by such partners, members or other owners, or an employee co-investment partnership and (D) in the case of any other shareholder of Parent that is an individual, any successor by death or divorce) to own not less than 51% of the issued and outstanding capital stock of the Parent free and clear of all Liens (other than Permitted Liens of the type described in subsection 8.1(b), (c) or (g), (ii) the failure of the Parent to own 100% of the issued and outstanding capital stock of the Company free and clear of all Liens (other than Permitted Liens of the type described in subsection 8.1(b), (c) or (g) or (iii) while any Subordinated Notes or Exchange Notes are outstanding, any "Change of Control" as defined in the Subordinated Indenture or, while any Qualified Notes are outstanding, any "Change of Control" as defined in any Qualified Indenture or any other similar event, regardless of how designated, if the occurrence of such event would require the Company to redeem or repurchase any Qualified Notes prior to their expressed maturity.

           Closing Date means the date on which all conditions precedent set forth in Sections 5.1 and 5.2 are satisfied or waived by all Lenders in their sole discretion (or, in the case of subsection 5.1(f), waived by the Person entitled to receive the applicable payment).

           Co-Agents means The First National Bank of Boston, Citicorp USA, Inc., General Electric Capital Corporation and The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency in their capacities as co-agents for the Lenders.

           Code means the Internal Revenue Code of 1986.

      Collateral means any property of Parent, the Company or any Subsidiary upon which a security interest in favor of the Administrative Agent for the benefit of the Lender Parties is purported to be granted pursuant to any Collateral Document.

           Collateral Document means the Security Agreements, each Copyright Security Agreement, the Intellectual Property License, each Trademark Security Agreement, each Patent Security Agreement, each Pledge Agreement, each Mortgage and any other document pursuant to which collateral securing the liabilities of the Company, Parent or any Subsidiary under any Loan Document is granted or pledged to the Administrative
      Agent for the benefit of itself and the Lenders.

           Commercial Letter of Credit means any Letter of Credit which is drawable upon presentation of a sight draft and other documents evidencing the sale or shipment of goods purchased by the Company in the ordinary course of business.

           Commitment means, as to each Lender, such Lender's
      Revolving Commitment, Term A Commitment or Term B
      Commitment, as applicable.

           Commitment Fee Rate - see the Pricing Schedule.

           Common Stock means the common stock, par value $1.00 per share, of the Company.

           Company means Del Monte Corporation, a New York corporation and a Wholly-Owned Subsidiary of Parent.

           Company Pledge Agreement - see subsection 5.1(i).

           Compliance Certificate means a certificate substantially in the form of Exhibit C.

           Computation Period means, except as otherwise expressly provided herein, any period of four consecutive fiscal quarters and in any case ending on the last day of a fiscal quarter.

           Consolidated Net Income means, with respect to Parent and its Subsidiaries for any period, the net income (or loss) of Parent and its Subsidiaries on a consolidated basis for such period.

           Contingent Obligation means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor,
      (ii) to advance or provide funds for the payment or discharge of any primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof (each, a "Guaranty Obligation");
      (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, (1) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, (2) in the case of Swap Contracts, be equal to the Swap Termination Value and (3) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

           Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           Conversion/Continuation Date means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to the other Type or (b) continues as Offshore Rate Loans, but with a new Interest Period, Offshore Rate Loans having Interest Periods expiring on such date.

           Copyright Security Agreement means a copyright security agreement in the form attached to a Security
      Agreement.

           Credit Extension means (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

           Debt to be Repaid means all Indebtedness listed on
     Schedule 5.1.

           Designated Proceeds - see subsection 2.8(a).

           DMFC Recapitalization means, collectively, the Merger, the repayment of the Debt to be Repaid, the issuance of the Subordinated Notes, the issuance of capital stock by TPG Acquisition to certain investors (including TPG Partners), and the dividend by the Company to Parent permitted by subsection 8.17(f).

      DMFC Recapitalization Documents means the Merger Agreement, the Subordinated Indenture, the Subordinated Note Purchase
      Agreement and the subscription agreement pursuant to which certain investors agree to purchase capital stock of Parent.

           Documentation Agent means BTCo., in its capacity as documentation agent for the Lenders.

           Dollar Amount means, in relation to any Indebtedness
      (i) denominated in Dollars, the amount of such Indebtedness, and (ii) denominated in a currency other than Dollars, the Dollar Equivalent of the amount of such Indebtedness on the last day of the immediately preceding calendar month.

           Dollar Equivalent means, in relation to an amount denominated in a currency other than Dollars, the amount of Dollars which could be purchased with such amount at the prevailing foreign exchange spot rate.

           Dollars and $ mean lawful money of the United States.

           Domestic Subsidiary means each Subsidiary other than a Foreign Subsidiary.

           EBITDA means, for any Computation Period, the sum of

           (a) Consolidated Net Income of Parent for such period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such period plus,

           (b) to the extent deducted in determining Consolidated Net Income and without duplication, Interest Expense, income tax expense, depreciation and amortization (including amortization of goodwill and other intangible assets) for such period, non-cash charges and losses from sales of assets other than Inventory sold in the ordinary course of business, minus

           (c) to the extent reflected in determining
      Consolidated Net Income and without duplication, non-cash credits and gains from sales of assets other than Inventory sold in the ordinary course of business,

      plus

           (d) to the extent deducted in determining Consolidated
      Net Income and without duplication, management incentive payments in connection with the DMFC Recapitalization and other fees and expenses in connection with the DMFC
      Recapitalization.

           Effective Amount means, (a) with respect to any Revolving Loans, Swingline Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans, Swingline Loans and Term Loans occurring on such date, and (b) with respect to any outstanding L/C Obligations on any date (i) the amount of such L/C
      Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date, (ii) the amount of any undrawn Commercial Letters of Credit which have expired less than 15 days prior to such date and
      (iii) any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under Letters of Credit taking effect on such date.

           Eligible Account Receivable means an Account
      Receivable owing to the Company or any Domestic Subsidiary which meets the following requirements:

           (1) it arises from the sale of goods or the rendering of services by the Company or such Domestic Subsidiary; and if it arises from the sale of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been shipped to such Account Debtor (other than "bill and hold" Accounts Receivable that are not ineligible under clause (6)) and (ii) the Company has possession of, or if requested by the Administrative Agent has delivered to the Administrative Agent, shipping receipts evidencing such shipment;

           (2) it (a) is subject to a perfected Lien in favor of the Administrative Agent and (b) is not subject to any other assignment, claim or Lien (other than Permitted Liens of the type described in subsections 8.1(c) and (g) and statutory nonconsensual Liens in favor of growers);

           (3) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods which are the subject of such Account Receivable or offered or attempted to return any of such goods;

           (4) there is no Insolvency Proceeding by or against the Account Debtor with respect thereto;

           (5) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States or a province of Canada in which the Personal Property Security Act is in effect, unless (x) the sale of goods giving rise to such Account Receivable is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Administrative Agent or (y) such Account Receivable is payable by Plaza Provision, a Puerto Rico corporation, or such other Account Debtors in Puerto Rico, or any other territory or possession of the U.S. which has adopted Article 9 of the Uniform Commercial Code or as may be approved by the Administrative Agent or Required Lenders;

           (6) it is not an Account Receivable arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement (provided, that "bill and hold" Accounts Receivable shall not be ineligible solely by virtue of this clause (6) if subject to a written agreement acceptable to the Administrative Agent or Required Revolving Lenders to the effect that the related Account Debtor's payment obligation is irrevocable);

           (7) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by the Company or any Subsidiary (or by any agent or custodian of the Company or any Subsidiary) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

           (8) it arises in the ordinary course of business of the Company or such Domestic Subsidiary;

           (9) if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Company has assigned its right to payment of such Account Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, provided, however, that any Accounts Receivable arising out of business conducted by the Company consistent with business conducted prior to the Closing Date shall not be subject to this clause (9);

           (10) if the Company or such Domestic Subsidiary maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit (provided, that the Company may grant exceptions to such credit limits consistent with past practice and in the ordinary course of business);

           (11) if the Account Receivable is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Administrative Agent in a manner satisfactory to the Administrative Agent;

           (12) such Account Receivable is not more than (a) 60 days past the due date thereof or (b) 120 days past the original invoice date thereof, in each case according to the original terms of sale;

           (13) it is not an Account Receivable with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a business activity report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless such business activity report has been duly and timely filed or the Company is exempt from filing such report and has provided the Administrative Agent with satisfactory evidence of such exemption; and

           (14) it is not owed by an Account Debtor if (x) 30% or more of the aggregate Dollar amount of outstanding Accounts Receivable owed at such time by such Account Debtor is classified as ineligible under clause (12) of this definition or (y) the aggregate Dollar amount of all Accounts Receivable owed by the Account Debtor thereon exceeds 20% of the aggregate amount of all Accounts Receivable at such time (but only, in the case of this clause (y), to the extent of such excess).

      An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. Further, with respect to any Account Receivable, if the Administrative Agent or the Required Revolving Lenders at any time hereafter determine in their reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account Receivable shall cease to be an Eligible Account Receivable after notice of such determination is given to the Company.

           Eligible Assignee means (i) an "accredited investor" as such term is defined in Rule 501 (a) of Regulation D under the Securities Act (other than the Company or an Affiliate of the Company), (ii) a Lender, (iii) an Affiliate of a Lender (provided such Affiliate is an "accredited investor") or (iv) any fund that invests in bank loans that is managed by the same investment adviser as another Lender that is such a fund (provided such assignee fund is an "accredited investor").

           Eligible Inventory means Inventory which meets the following requirements:

           (1) it (a) is subject to a perfected Lien in favor of the Administrative Agent and (b) is not subject to any other assignment, claim or Lien (other than Permitted Liens of the type described in subsections 8.1(c) and (g) and statutory nonconsensual Liens in favor of growers) (provided, that if the Company has not delivered any Bailee's Consent, Warehouseman's Consent or Landlord's Consent but the Administrative Agent has established adequate reserves in respect thereof under the definition of "Borrowing Base" any claim or Lien of the related bailee, warehouseman or landlord, if it is a Permitted Lien, shall not cause the Inventory kept at such location to be ineligible solely by virtue of this clause (1));

          (2) it is (except as the Required Revolving Lenders may otherwise consent in writing) salable;

          (3) except as provided in clause (4) below or as the Required Revolving Lenders may otherwise consent, it is in the possession and control of the Company or the relevant Domestic Subsidiary and it is stored and held in facilities owned by the Company or the relevant Domestic Subsidiary or, if such facilities are not so owned, leased to the Company or the relevant Domestic Subsidiary and with respect to which the

      Administrative Agent has received a Landlord's Consent (unless a reserve with respect thereto has been established by the Administrative Agent in accordance with the proviso in the definition of "Borrowing Base") (provided that no Landlord's Consents shall be required for the first 60 days following the Closing Date);

           (4) if it is in the possession or control of a bailee, warehouseman or processor, the Administrative Agent is in possession of a Bailee's Consent, Warehouseman's Consent or such other agreements, instruments and documents as the Administrative Agent may reasonably require in good faith, including warehouse receipts in the Administrative Agent's name covering such Inventory (unless a reserve with respect thereto has been established by the Administrative Agent in accordance with the proviso in the definition of "Borrowing Base") (provided that no Bailee's Consents, Warehouseman's Consents or other such agreements, instruments or documents shall be required for the first 60 days following the Closing Date);

           (5) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. ss.215;

           (6) it is not subject to any agreement which would restrict the Administrative Agent's ability to sell or otherwise dispose of such Inventory (provided, that if the Company has not delivered any Bailee's Consent, Warehouseman's Consent or Landlord's Consent and has established adequate reserves in respect thereof under the definition of "Borrowing Base", any agreement entered into in the ordinary course of business with such bailee, warehouseman or landlord shall not render the Inventory kept at such location to be ineligible solely by virtue of this clause (6));

           (7) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code or as may be approved by the Administrative Agent or Required
      Revolving Lenders;

           (8) it is not "in transit" to the Company or the relevant Domestic Subsidiary or held by the Company or the relevant Domestic Subsidiary on consignment; and

           (9) the Administrative Agent (or Required Revolving Lenders) shall not have determined (which determination shall be effective upon notice to the Company) in its (or their) discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

           Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible
      Inventory.

           Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under any Environmental Law or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          Environmental Indemnity means an unsecured environmental indemnity in the form of Exhibit S in favor of the Administrative Agent.

           Environmental Laws means CERCLA, the Resource Conservation and Recovery Act and all other federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes relating to pollution or protection of public or employee health or the environment, together with all administrative orders, consent decrees, licenses, authorizations and permits of any Governmental Authority implementing them.

           ERISA means the Employee Retirement Income Security
      Act of 1974.

           ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           ERISA Event means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

           Event of Default means any of the events or circumstances specified in Section 9.1.

           Excess Cash Flow means, for any period, the remainder of

           (a)  EBITDA for such period,

      less

           (b)  the sum, without duplication, of

                (i) repayments of principal of Term Loans pursuant to Section 2.9, regularly scheduled principal payments arising with respect to any other long-term Indebtedness of the Company and its Subsidiaries, and the portion of any regularly scheduled payments with respect to capital leases allocable to principal, in each case made during such period, plus

                (ii) voluntary prepayments of the Term Loans pursuant to Section 2.7 during such period (other than any such voluntary prepayments to the extent that the same are applied during such period to the scheduled unpaid principal installments of the Term Loans in forward order of maturity pursuant to Section 2.7), plus

                (iii) cash payments made in such period with respect to Capital Expenditures,

      plus

                (iv) all federal, state, local and foreign income taxes paid by the Company and its Subsidiaries during such period,

      plus

                (v) cash Interest Expense of the Company and its Subsidiaries during such period and, to the extent not deducted in determining EBITDA, cash payments (other than payments of principal) made by the Company in connection with prepayments and repayments of Term Loans under clauses (b) (i) and (b) (ii) above, plus

                (vi) cash payments made by the Company and its Subsidiaries in respect of pension liability, workers' compensation and other post-employment benefits to the extent such payments exceed book expenses for such items reflected in the calculation of EBITDA.

           Exchange Act means the Securities Exchange Act of 1934.

           Exchange Notes means the 12-1/4% Series B Senior Subordinated Notes due April 15, 2007 of the Company to be issued pursuant to the Subordinated Indenture in a principal amount equal to the then outstanding principal amount of the Subordinated Notes exchanged, as amended from time to time in accordance with Section 8.23.

           Excluded Taxes - see the definition of "Taxes."

           Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated
      H.15(519) as or any successor publication, published by the Federal

      Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

           Fee Letter - see subsection 2.11(a).

           Fixed Charge Coverage Ratio means, for the Computation Period most recently ended on or before such date, the ratio of (a) EBITDA for such Computation Period to (b) the sum of (i) Interest Expense for such Computation Period and
      (ii) the scheduled installments of principal of the Term Loans for such Computation Period (excluding therefrom the last four scheduled installments of principal of Term B Loans to the extent that such installments are refinanced with Indebtedness maturing after, and having no mandatory prepayments or sinking fund payments prior to, March 31, 2005 and giving effect to any reduction of such scheduled installments by virtue of the application of any prepayments or repayments made which reduce scheduled installments pro rata or in inverse order of maturity pursuant to Section 2.7 or 2.8); provided, however that with respect to Computation Periods ending prior to March 31, 1998, Interest Expense and scheduled installments of principal of the Term Loans shall be measured from the period from April 1, 1997 through the end of any such Computation Period and annualized as follows (x) with respect to the Computation Period ending June 30, 1997, Interest Expense and scheduled installments of principal on the Term Loans during such Computation Period shall be multiplied by four, (y) with respect to the Computation Period ending September 28, 1997, Interest Expense and scheduled installments of principal on the Term Loans during such Computation Period shall be multiplied by two and (z) with respect to the Computation Period ending December 28, 1997, Interest Expense and scheduled installments of principal on the Term Loans during such Computation Period shall be multiplied by four-thirds.

           Foreign Subsidiary shall mean each Subsidiary of the Company organized under the laws of any jurisdiction other than the United States or any state thereof.

           FRB means the Board of Governors of the Federal
      Reserve System, and any Governmental Authority succeeding to any of its principal functions.

           Further Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts paid or payable pursuant to Section 4.1.

           GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

           Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           Guarantor means Parent and each Subsidiary that from time to time executes and delivers a counterpart of the Subsidiary Guaranty.

           Guaranty means the Parent Guaranty or the Subsidiary
      Guaranty, as applicable.

           Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

           Hazardous Material means

                (a)  any "hazardous substance", as defined by CERCLA;

                (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

                (c)  any petroleum product; or

                (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

           Honor Date - see subsection 3.3(b).

           Indebtedness of any Person means, without duplication:
      (a) all indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into and accrued expenses arising in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts Receivable and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

           Indemnified Liabilities - see Section 11.5.

           Indemnified Person - see Section 11.5.

           Independent Auditor - see subsection 7.1(a).

           Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of such creditors; in each case undertaken under any U.S. Federal, State or foreign law, including the Bankruptcy Code.

           Intellectual Property - see Section 6.14.

           Intellectual Property License means the Intellectual
      Property License, substantially in the form of Exhibit R, between the Company and the Administrative Agent dated as of the Closing Date.

           Intercreditor Agreement means the Amended and Restated
      Intercreditor Agreement, dated as of December 5, 1989, among certain Creditors (as therein defined), a copy of which is attached hereto as Exhibit O.

           Interest Expense means for any period the consolidated interest expense of Parent and its Subsidiaries for such period (including all imputed interest on capital leases) excluding amortization or write-off of deferred financing costs.

           Interest Payment Date means (i) as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, in the case of any Offshore Rate Loan with a six-month Interest Period, the three-month anniversary of the first day of such Interest Period, and
      (ii) as to any Base Rate Loan, the last Business Day of each fiscal quarter.

           Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                     (iii) no Interest Period applicable to a Term A Loan or a Term B Loan or any portion of any thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term A Loans or Term B Loans, as applicable, unless the aggregate principal amount of Term A Loans or Term B Loans, as applicable, represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

                     (iv) no Interest Period for any Revolving
           Loan shall extend beyond the Revolving Termination
           Date.

           Inventory means any and all of the goods of the Company or a Domestic Subsidiary, wheresoever located, that are held for sale or held as raw materials, work in process or materials used or consumed in the business of the Company or the applicable Domestic Subsidiary.

           IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

           Issuance Date - see subsection 3.1(a).

           Issue means, with respect to any Letter of Credit, to issue or amend such Letter of Credit; and the terms
      "Issued," "Issuing" and "Issuance" have corresponding meanings.

           Issuing Lender means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.1(b) or Section 10.9, or any successor thereto acceptable to the Company, the Administrative Agent and the predecessor Issuing Lender.

           Joint Venture means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) which is not a Subsidiary of the Company or any of its Subsidiaries and which is now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

           Judgment Currency - see subsection 3.10(f).

           Landlord's Consent means a document substantially in the form of Exhibit O, with appropriate insertions, or such other form as shall be acceptable to the Administrative
      Agent or Required Revolving Lenders.

           L/C Advance means each Lender's participation in any L/C Borrowing in accordance with its Revolving Percentage.

           L/C Amendment Application means an application form for amendment of an outstanding standby or commercial documentary letter of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

           L/C Application means an application form for issuances of a standby or commercial documentary letter of credit as shall at any time be in use at the Issuing
      Lender, as the Issuing Lender shall request.

           L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

           L/C Commitment means the commitment of the Issuing Lender to Issue, and the commitments of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the lesser of $70,000,000 and the amount of the aggregate amount of all Revolving Commitments; it being understood that the L/C Commitment is a part of the Revolving Commitments, rather than a separate, independent commitment.

           L/C Fee Rate - see the Pricing Schedule.

           L/C Obligations means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

           L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

           Lenders means the several financial institutions from time to time party to this Agreement. References to the "Lenders" shall include BofA in its capacity as the Issuing
      Lender and BofA in its capacity as Swingline Lender; for purposes of clarification only, to the extent that the Swingline Lender or the Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Swingline Lender or Issuing Lender, its status as such will be specifically referenced. For purposes of making any determination with respect to Citicorp USA, Inc.
      under Section 4.2 or 4.3, "Lender" shall be deemed to include Citibank.

           Lender Party means (i) any Lender or any Agent or (ii) any Affiliate of any Lender that is party to a Swap
      Contract with the Company.

           Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Lender may from time to time specify to the Company and the Administrative Agent.

           Letters of Credit means any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Lender pursuant to Article
      III.

           Liabilities means (i) all Obligations owing by the Company, Parent or any Subsidiary (including post-petition interest) and (ii) all Permitted Swap Obligations (monetary or otherwise) of the Company under any Swap Contract with a Lender Party (other than Swap Contracts that, by their terms, are unsecured); provided, however, that the term "Liabilities" shall not include any obligations arising under any Environmental Indemnity.

           Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

           Loan means an extension of credit by a Lender to the Company under Article II or Article III in the form of a Revolving Loan, Term Loan, Swingline Loan or L/C Advance. Each Revolving Loan and each Term Loan may be divided into tranches which are Base Rate Loans or Offshore Rate Loans (each a "Type" of Loan).

           Loan Documents means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Guaranties, the Collateral Documents and all other documents delivered to the Administrative Agent or any Lender in connection herewith or therewith.

           Mandatory Prepayment Event - see subsection 2.8(a).

           Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          Material Adverse Effect means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company, Parent or any Subsidiary to perform any of its obligations under any Loan Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company, Parent or any Subsidiary of any Loan Document; or (d) a material adverse effect upon the Lien of any Collateral Document or a material impairment of the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document.

           Material Subsidiary means a Subsidiary of the Company that meets any of the following criteria:

           (i) the assets of such Subsidiary and its Subsidiaries exceed 3% of the consolidated assets (giving effect to intercompany eliminations) of the Company and its Subsidiaries;

           (ii) the revenues of such Subsidiary and its Subsidiaries for any fiscal quarter exceed 3% of the consolidated revenues (giving effect to intercompany eliminations) of the Company and its Subsidiaries for such period; or

           (iii) the investments of the Company and its other Subsidiaries in and advances to such Subsidiary and its Subsidiaries exceed 3% of the consolidated assets (giving effect to intercompany eliminations) of the Company and its Subsidiaries.

           Merger means the merger of TPG Acquisition with and into Parent pursuant to the terms of the Merger Agreement.

           Merger Agreement means the Agreement and Plan of Merger, dated as of February 21, 1997, among TPG Partners,
      TPG Acquisition and Parent, as amended and restated as of April 14, 1997, and as amended from time to time in accordance with Section 8.23.

           Mike Mac means Mike Mac IHC, Inc., a Delaware corporation and a Subsidiary.

           Mortgage means a mortgage, leasehold mortgage, deed of trust or similar document granting a Lien on real property in appropriate form for filing or recording in the applicable jurisdiction and otherwise reasonably satisfactory to the Administrative Agent.

           Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001 (a) (3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

           Net Cash Proceeds  means:

      (a) with respect to the sale, transfer, or other disposition by the Company or any Subsidiary of any asset (including any stock of any Subsidiary or any Accounts

           Receivable pursuant to a Permitted Receivables Facility), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such sale, transfer or other disposition, net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than the Loans) and (iv) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such sale, transfer or other disposition and retained by the Company or any Subsidiary, as the case may be, after such sale, transfer or other disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such sale, transfer or other disposition; and

      (b) with respect to any issuance of equity securities or Other Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions, private placement fees and legal, accounting and investment banking fees).

           Net Worth means Parent's consolidated stockholders' equity (without giving effect to any decrease in retained earnings of Parent caused by a dividend on the TPG Acquisition Preferred Stock that is paid in kind) plus, without duplication, the liquidation preference of all outstanding TPG Acquisition Preferred Stock (without giving effect to any increase in such TPG Acquisition preferred Stock caused by a dividend on the TPG Acquisition Preferred Stock that is paid in kind).

           Non-Dollar Letter of Credit - see Section 3.10.

           Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit D.

           Notice of Borrowing means a notice in substantially the form of Exhibit A.

           Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

           Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company, Parent or any Subsidiary to any Lender, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising; provided, that "Obligations" shall not include any obligations under any Environmental Indemnity.

           Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward, if necessary, to the next 1/16th of 1%) determined by the Administrative Agent as follows:

      Offshore Rate =________________IBOR________________
                     1.00 - Eurodollar Reserve Percentage

      Where,

           "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

           "IBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), "IBOR" for purposes of this definition shall be determined by the Administrative Agent as the rate at which Dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

           The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve
      Percentage.

           Offshore Rate Loan means a Loan that bears interest based on the Offshore Rate.

           Organization Documents means, (a) for any domestic corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and (b) for any foreign corporation, the equivalent documents.

           Other Debt means debt securities of Parent, the Company and its Subsidiaries, other than as expressly permitted by (i) Section 8.5 or, (ii) with respect to Parent, the Parent Guaranty.

           Other Taxes means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

           Overnight Rate - see subsection 3.10(g).

           Parent means Del Monte Foods Company, a Maryland corporation.

           Parent Guaranty means the guaranty, substantially in the form of Exhibit F-1, which will be executed by Parent on the Closing Date.

           Parent Pledge Agreement - see subsection 5.1(i).

           Participant - see subsection 11.8(c).

           Patent Security Agreement means a patent security agreement in the form attached to a Security Agreement.

           PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

           Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA with respect to which the Company or any ERISA Affiliate may have any liability.

           Permitted Liens - see Section 8.1.

           Permitted Receivables Facility means any receivables financing facility arrangement entered into by the Company providing for the discount, sale or other transfer of its Accounts Receivable on a nonrecourse basis for a transfer price at least equivalent to the advance rate on such Accounts Receivable hereunder and otherwise on terms and conditions (including repurchase provisions) satisfactory to the Required Lenders.

           Permitted Security Agreements means the Intellectual

           Property Security Agreements and Assignments between the Company and Wafer Limited and the Company and Del Monte Tropical Fruit Company, North America, each dated December 5, 1989, the Intellectual Property Security Agreement and Assignment dated as of January 9, 1990 between the Company and Kikkoman Corporation, the Intellectual Property Security Agreement and Assignment dated as of May 9, 1990 between the Company and Del Monte Foods Limited, the Intellectual Property Security Agreement and Assignment dated as of May 9, 1990 between the Company and Del Monte International, Inc., and any other security agreements between the Company and a licensee of Intellectual Property to secure the damages, if any, of such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Company; provided that each such Permitted Security Agreement shall be subject to the Intercreditor Agreement.

           Permitted Swap Obligations means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (ii) if the counterparty is not a Lender Party, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection
      9.1 (a)).

           Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

           Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) with respect to which the Company may have any liability.

           Pledge Agreement means the Parent Pledge Agreement, the Company Pledge Agreement and each Subsidiary Pledge
      Agreement.

           Prior Financing Agreements - see Section 5.1.

           Public Offering means an offering of equity securities or Indebtedness registered under the Securities Act of 1933.

           Qualified Indenture means a trust indenture entered into by the Company with an indenture trustee with terms and provisions no more restrictive to the Company than the Subordinated Indenture, and with terms no less advantageous to the Lenders than the terms of the Subordinated Indenture, as amended from time to time in accordance with
      Section 8.23.

          Qualified Notes means subordinated notes of the Company which shall not require scheduled payments of principal prior to April 15, 2007, which shall not require cash interest payments thereon at a rate in excess of 12-1/4% per annum, and which are issued pursuant to a Qualified Indenture, as such notes may be amended from time to time in accordance with Section 8.23.

           Qualified Refinancing means a refinancing of the Subordinated Notes or the Exchange Notes with Qualified Notes; provided, that the aggregate principal amount of Qualified Notes issued in connection therewith does not exceed the aggregate principal amount of the Indebtedness so refinanced unless the excess is applied as set forth in subsection 2.8 (a) (vi).

           Release means a "release", as such term is defined in CERCLA.

           Replacement Lender - see Section 4.7.

           Reportable Event means any of the events set forth in
      Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC or administrative pronouncements.

           Required Lenders means, at any time, Lenders having an aggregate Total Percentage of more than 50%.

           Required Revolving Lenders means, at any time, Revolving Lenders having an aggregate Revolving Percentage of more than 50%.

           Required Term A Lenders means, at any time, Term A
      Lenders having an aggregate Term A Percentage of more than 50%.

           Required Term B Lenders means, at any time, Term B
      Lenders having an aggregate Term B Percentage of more than 50%.

           Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon Person or any of its property or to which such Person of its property is subject.

           Resource Conservation and Recovery Act means the
      Resource Conservation and Recovery Act, 42 U.S.C. Section
      690, et seq.

           Responsible Officer means the chief executive officer, chief operating officer or the president of the Company, or any other officer having substantially the same authority and responsibility or the chief financial officer, the treasurer or the chief accounting officer of the Company, or any other officer having substantially the same authority and responsibility.

           Revolving Commitment means, as to any Lender, the commitment of such Lender to make Revolving Loans pursuant to subsection 2.1(c). The initial amount of each Revolving Lender's Revolving Commitment is set forth across from such Lender's name on Schedule 1.1.

           Revolving Lender means, at any time, a Lender with a Revolving Commitment at such time or which then holds any Revolving Loan.

           Revolving Loan - see subsection 2.1(c).

           Revolving Percentage means, as to any Lender, the percentage which (a) prior to the termination of the Revolving Commitments, (x) the amount of such Lender's Revolving Commitment is of (y) the aggregate amount of the Revolving Lenders' Revolving Commitments and (b) after the termination of the Revolving Commitments, (x) amount of such Lender's Revolving Loans is of (y) the aggregate amount of all Revolving Loans of all Revolving Lenders.

           Revolving Termination Date means the earlier to occur of:

                (a)  March 31, 2003; and

                (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

           SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

           Security Agreement means either the Security Agreement
      (Company and Parent) or the Subsidiary Security Agreement.

           Security Agreement (Company and Parent) - see subsection 5.1(g).

           Senior Debt Ratio means for each Computation Period the ratio of

                (i) the quotient of (A) the sum of the aggregate outstanding principal amount of all Total Debt (other than Subordinated Debt) as of the last day of each of the last twelve fiscal months divided by (B) twelve to

                (ii) EBITDA for such Computation Period most recently ended on or before such date;

      provided, however, that (x) with respect to the Computation Period ending June 30, 1997, clause (i) shall be the quotient of (1) the sum of the aggregate outstanding principal amount of all Total Debt (other than Subordinated
      Debt) as of the last day of the last three fiscal months divided by (2) three, (y) with respect to the Computation Period ending

      September 28, 1997, clause (i) shall be the quotient of (1) the sum of the aggregate outstanding principal amount of all Total Debt (other than Subordinated Debt) as of the last day of the last six fiscal months divided by (2) six and (z) with respect to the Computation Period ending December 28, 1997, clause (i) shall be the quotient of (1) the sum of the aggregate outstanding principal amount of all Total Debt (other than Subordinated Debt) as of the last day of the last nine fiscal months divided by (2) nine.

           Standby Letter of Credit means any Letter of Credit that is not a Commercial Letter of Credit.

           Subordinated Debt means the Subordinated Notes, the Exchange Notes and any Qualified Notes and all other unsecured Indebtedness of the Company for borrowed money which is subject to, and is only entitled to the benefits of, terms and provisions (including maturity, amortization, acceleration, interest rate, sinking fund, covenant, default and subordination provisions) satisfactory in form and substance to the Required Lenders, as evidenced by their written approval thereof (which may be granted or withheld in their sole discretion).

           Subordinated Debt Proceeds means, at any time, the lesser of (x) the aggregate original principal amount of, or (y) the gross proceeds received by the Company (before deduction of underwriting discounts, placement fees and all other related fees and expenses) upon issuance of, all outstanding Subordinated Notes, Exchange Notes or Qualified Notes of the Company at such time.

           Subordinated Indenture means the indenture governing the Subordinated Notes and the Exchange Notes, as amended from time to time in accordance with Section 8.23.

           Subordinated Note Purchase Agreement means the
      Purchase Agreement dated as of April 15, 1997 relating to the Subordinated Notes, as amended from time to time in accordance with Section 8.23.

           Subordinated Notes means the 12-1/4% Senior
      Subordinated Notes due April 15, 2007 of the Company issued under the Subordinated Indenture, as amended from time to time in accordance with Section 8.23.

           Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

           Subsidiary Guaranty means the guaranty, substantially in the form of Exhibit F-2, which may be executed from time to time by certain Subsidiaries of the Company.

           Subsidiary Pledge Agreement - see subsection 5.1(i);
      such pledge agreement may be joined after the Closing Date by other Subsidiaries.

           Subsidiary Security Agreement means the security agreement, substantially in the form of Exhibit E-2, which may be executed from time to time by certain Subsidiaries of the Company.

           Surety Instruments means all letters of credit
      (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments.

           Swap Contract means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

           Swap Termination Value means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

           Swingline Lender means BofA in its capacity as lender of Swingline Loans together with any replacement lender of Swingline Loans arising under Section 10.9.

           Swingline Loan has the meaning specified in subsection
      2.5(a).

           Tax Sharing Agreement means the Tax Sharing Agreement dated as of January 9, 1990 by and between Parent and the Company, as the same may be amended from time to time in accordance with Section 8.23.

           Taxes means any and all present or future taxes, levies, assessments, imposts, duties, deductions, charges or withholdings, fees or similar charges and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, branch profit taxes or franchise taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, maintains a lending office or conducts business (collectively, "Excluded Taxes").

           Term A Commitment means, as to any Lender, the commitment of such Lender to make a Term A Loan pursuant to subsection 2.1(a). The initial amount of each Term A Lender's Term A Commitment is set forth across from such Lender's name on
      Schedule 1.1.

           Term A Lender means, at any time, a Lender with a Term
      A Commitment at such time or which then holds any Term A
      Loan.

           Term A Loan - see subsection 2.1 (a).

           Term A Percentage means, as to any Lender, the percentage which (a) the Term A Commitment of such Lender (or, after the making of the Term A Loans, the principal amount of such Lender's Term A Loan) is of (b) the aggregate amount of Term A Commitments (or after the making of the Term A Loans, the aggregate principal amount of all Term A Loans). The initial Term A Percentage of each Lender is set forth across from such Lender's name on Schedule 1.1.

           Term B Commitment means, as to any Lender, the commitment of such Lender to make a Term B Loan pursuant to subsection 2.1(b). The initial amount of each Term B
      Lender's Term B Commitment is set forth across from such Lender's name on Schedule 1.1.

           Term B Lender means, at any time, a Lender with a Term
      B Commitment at such time or which then holds any Term B
      Loan.

           Term B Loan - see subsection 2.1(b).

           Term B Percentage means, as to any Lender, the percentage which (a) the Term B Commitment of such Lender (or, after the making of the Term B Loans, the principal amount of such Lender's Term B Loan) is of (b) the aggregate amount of Term B Commitments (or after the making of the Term B Loans, the aggregate principal amount of all Term B Loans). The initial Term B Percentage of each Lender is set forth across from such Lender's name on Schedule 1.1.

           Term Loan means a Term A Loan or a Term B Loan.

           Total Debt means (i) total Indebtedness of Parent and its Subsidiaries at the time of determination less (ii) Indebtedness of the type described in clause (c) of the definition of "Indebtedness" in respect of Surety Instruments under which Parent or any Subsidiary has only unmatured payment obligation determined at such time less
      (iii) Indebtedness of the type described in clauses (g) and
      (h) of the definition of "Indebtedness" in respect of Indebtedness at such time described in clause (ii) above.

           Total Debt Ratio means as of June 30 of each year the ratio of

                     (i) the aggregate outstanding principal amount of all Total Debt as of such day to

                     (ii) EBITDA for the fiscal year ended on such date.

           Total Percentage means, as to any Lender, the percentage which (a) the aggregate amount of such (i) Lender's Revolving Commitment plus (ii) such Lender's Term A Commitment (or, after the making of the Term A Loans, the outstanding principal amount of such Lender's Term A Loans) plus (iii) such Lender's Term B Commitment (or, after the making of the Term B Loans, the outstanding principal amount of such Lender's Term B Loans) is of (b) the aggregate amount of (i) the Revolving Commitments of all Lenders plus (ii) the Term A Commitments of all Lenders (or, after the making of the Term A Loans, the outstanding principal amount of all Term A Loans) plus (iii) the Term B Commitments of all Lenders (or, after the making of the Term B Loans, the outstanding principal amount of all Term B Loans); provided that, after the Revolving Commitments have been terminated, "Total Percentage" shall mean as to any Lender the percentage which the aggregate principal amount of such Lender's Loans is of the aggregate principal amount of all Loans. The initial Total Percentage of each Lender is set forth opposite such Lender's name on Schedule 1.1.

           TPG Acquisition means TPG Shield Acquisition
      Corporation, a Maryland corporation.

           TPG Acquisition Preferred Stock means the 14% Series A and Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, of TPG Acquisition and, after the effectiveness of the Merger, shall include the corresponding class of preferred stock of Parent.

           TPG Agreements means (i) the Management Advisory Agreement, dated as of April 18, 1997, between the Company and TPG Partners and (ii) the Transaction Advisory Agreement, dated as of April 18, 1997, between the Company and TPG Partners, in each case as amended from time to time in accordance with Section 8.23.

           TPG Partners means TPG Partners, L.P., a Delaware limited partnership.

           Trademark Security Agreement means a trademark security agreement in the form attached to a Security
      Agreement.

           Type has the meaning specified in the definition of "Loan."

           Unfunded Pension Liability means the excess of a Pension Plan's accumulated benefit obligations over the current value of such Pension Plan's assets, determined in accordance with SFAS No. 87 as of the Company's most recent fiscal year end prior to the date of determination.

           United States and U.S. each means the United States of America.

           Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

           Warehouseman's Consent means a document substantially in the form of Exhibit P, with appropriate insertions, or such other form as shall be acceptable to the Administrative Agent or Required Revolving Lenders.

           Wholly-Owned Subsidiary means any corporation in which (other than director's qualifying shares or due to native ownership requirements) 100% of the capital stock of each class is owned beneficially and of record by the Company or by one or more other Wholly-Owned Subsidiaries.

      1.2  Other Interpretive Provisions.

           (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

           (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                (ii) The term "including" is not limiting and means "including without limitation."

                (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

           (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

           (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

           (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, the Lenders, the Required Lenders, the Required Term A Lenders, the Required Term B Lenders or the Required Revolving Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

           (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agents merely because of the Lenders' or the Agents' involvement in their preparation.

      1.3  Accounting Principles.

           (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VIII or any corresponding definition to eliminate the effect of any change in GAAP after the date hereof on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VIII or any corresponding definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

           (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.



                            ARTICLE II


                            THE CREDITS

      2.1 Amounts and Terms of Commitments. (a) The Term A Credit. Each Term A Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term A Loan") on the Closing Date in an amount not to exceed such Term A Lender's Term A Percentage of $200,000,000. Amounts borrowed as Term A Loans which are repaid or prepaid by the Company may not be reborrowed. The Term A Commitments shall expire concurrently with the making of the Term A Loans on the Closing Date.

           (b) The Term B Credit. Each Term B Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term B Loan") on the Closing Date in an amount not to exceed such Term B Lender's Term B Percentage of $180,000,000. Amounts borrowed as Term B Loans which are repaid or prepaid by the Company may not be reborrowed. The Term B
Commitments shall expire concurrently with the making of the Term
B Loans on the Closing Date.

           (c) The Revolving Credit. Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan"), from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Revolving Lender's Revolving Percentage of the aggregate amount of the Revolving Commitments; provided that, after giving effect to any Borrowing of Revolving Loans, (x) the sum of the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations shall not exceed (y) the lesser of (1) the aggregate amount of the Revolving Commitments and (2) the Borrowing Base; and provided, further, the amount of all Revolving Loans and Swingline Loans made on the Closing Date shall not exceed $160,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(c), prepay under Section 2.7 and reborrow under this subsection 2.1(c).

      2.2 Loan Accounts. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or the Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Lender and each Lender shall be conclusive (absent manifest error) as to the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to any Loan or any Letter of Credit.

           (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any Note to such Lender.

      2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent (i) prior to 11:00 a.m. (Chicago time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans and (ii) prior to 11:00 a.m. (Chicago time) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying:

                (A) the amount of the Borrowing, which shall be in an amount of $5,000,000 or a higher integral multiple of $100,000;

                (B)  the requested Borrowing Date, which shall be a Business
            Day;
                (C)  the Type of Loans comprising the Borrowing
           (subject to Section 2.16); and

                (D) in the case of Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice.

           (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's share of the related Borrowing based upon such Lender's Revolving Percentage, Term A Percentage or Term B Percentage, as applicable.

           (c) Each Lender will make the amount of its share of each Borrowing available to the Administrative Agent for the account of the Company at the Agent's Payment Office by 1:00 p.m. (Chicago time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

           (d) After giving effect to any Borrowing, there may not be more than twelve different Interest Periods in effect.

          2.4 Conversion and Continuation Elections. (a) Subject to Section 2.16, the Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

           (i) elect to convert, on any Business Day, any Base
      Rate Loans (in an aggregate amount of $5,000,000 or a higher integral multiple of $100,000) into Offshore Rate
      Loans;

           (ii) elect to convert, on the last day of the applicable Interest Period, any Offshore Rate Loans (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $100,000) into Base Rate Loans;
      or

           (iii) elect to continue, as of the last day of the applicable Interest Period, any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $100,000);

provided that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

           (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 11:00 a.m. (Chicago time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans and (ii) not later than 11:00 a.m. (Chicago time) one Business Day prior to the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                (A)  the proposed Conversion/Continuation Date;

                (B) the aggregate principal amount of Loans to be converted or continued;

                (C) the Type of Loans resulting from the proposed conversion or continuation; and

                (D) in the case of conversions into Offshore Rate
           Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

           (d) The Administrative Agent will promptly notify Lender of its receipt of a Notice of Conversion/Continuation if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

           (e) Unless the Required Lenders otherwise agree, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

           (f) After giving effect to any conversion or continuation of Loans, there may not be more than twelve different Interest Periods in effect.

      2.5  Swingline Loans.

           (a) Subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion (subject to subsection 2.5(b)), make a portion of the Revolving Commitments available to the Company by making swingline loans (each such loan, a "Swingline Loan") to the Company on any Business Day during the period from the Closing Date to the Revolving Termination Date in accordance with the procedures set forth in this Section 2.5 in an aggregate principal amount at any one time outstanding not to exceed the lesser of (x) the lesser of (1) the aggregate available amount of the Revolving Commitments and (2) the Borrowing Base and (y) $25,000,000, notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans, may exceed the Swingline Lender's Revolving Percentage of the aggregate amount of the Revolving Commitments; provided that at no time shall the sum of the Effective Amount of all Swingline Loans, Revolving Loans and L/C Obligations exceed the lesser of (1) the aggregate amount of the Revolving Commitments and (2) the Borrowing Base. Subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.5(a), prepay pursuant to subsection 2.5(d) and reborrow pursuant to this subsection 2.5(a) from time to time; provided that the Swingline Lender shall not be obligated to make any Swingline Loan.

           (b) The Company shall provide the Administrative Agent and the Swingline Lender irrevocable written notice (or notice by a telephone call confirmed promptly by facsimile) of any Swingline Loan requested hereunder (which notice must be received by the Swingline Lender and the Administrative Agent prior to 12:00 p.m. (Chicago time) on the requested Borrowing Date) specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date, which must be a Business Day. Upon receipt of such notice, the Swingline Lender will promptly confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such notice from the Company and, if not, the Swingline Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Swingline Lender on the proposed Borrowing Date that it may make available to the Company the amount of the requested Swingline Loan, then, subject to the terms and conditions hereof, the Swingline Lender may make the amount of the requested Swingline Loan available to the Company by crediting the account of the Company on the books of BofA with the amount of such Swingline Loan. The Administrative Agent will not so notify the Swingline Lender if the Administrative Agent has knowledge that (A) the limitations set forth in the proviso set forth in the first sentence of subsection 2.5(a) are being violated or would be violated by such Swingline Loan or (B) one or more conditions specified in Article V is not then satisfied. Each Swingline Loan shall be in an aggregate principal amount equal to $500,000 or a higher integral multiple of $100,000. The Swingline Lender will promptly notify the Administrative Agent of the amount of each Swingline Loan.

           (c) Principal of and accrued interest on each Swingline Loan shall be due and payable (i) on demand made by the Swingline Lender at any time upon one Business Day's prior notice to the Company with a copy to the Administrative Agent furnished at or before 10:45 a.m. (Chicago time), and (ii) in any event on the Revolving Termination Date. Interest on Swingline Loans shall be for the sole account of the Swingline Lender (except to the extent that the other Lenders have funded the purchase of participations therein pursuant to subsection 2.5(e)).

           (d) The Company may, from time to time on any Business
Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Swingline Loan, without incurring any premium or penalty; provided that

           (i) each such voluntary prepayment shall require prior written notice given to the Administrative Agent and the Swingline Lender no later than 1:00 p.m. (Chicago time) on the day on which the Company intends to make a voluntary prepayment, and

           (ii) each such voluntary prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000 (or, if less, the aggregate outstanding principal amount of all Swingline Loans then outstanding).

           Voluntary prepayments of Swingline Loans shall be made by the Company to the Swingline Lender at such office as the Swingline Lender may designate by notice to the Company from time to time. All such payments shall be made in Dollars and in immediately available funds no later than 4:00 p.m. (Chicago time) on the date specified by the Company pursuant to clause (i) above (and any payment received later than such time shall be deemed to have been received on the next Business Day). The Swingline Lender will promptly notify the Administrative Agent of the amount of each prepayment of Swingline Loans.

           (e) If (i) any Swingline Loan shall remain outstanding at 11:00 a.m. (Chicago time) on the Business Day immediately prior to a Business Day on which Swingline Loans are due and payable pursuant to subsection 2.5(c) and by such time on such Business Day the Administrative Agent shall have received neither
(A) a Notice of Borrowing delivered pursuant to Section 2.3 requesting that Revolving Loans be made pursuant to subsection 2.1(c) on such following Business Day in an amount at least equal to the aggregate principal amount of such Swingline Loans, nor
(B) any other notice indicating the Company's intent to repay such Swingline Loans with funds obtained from other sources, or
(ii) any Swingline Loans shall remain outstanding during the existence of an Unmatured Event of Default or Event of Default and the Swingline Lender shall in its sole discretion notify the Administrative Agent that the Swingline Lender desires that such Swingline Loans be converted into Revolving Loans, then the Administrative Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to Section 2.3 requesting that Base Rate Loans be made pursuant to subsection 2.1(c) on the following Business Day in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in making such Base Rate Loans; provided that such Base Rate Loans shall be made notwithstanding the Company's failure to comply with Section 5.3; and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Lender at the time such Revolving Loans are required to be made by the Revolving Lenders in accordance with this subsection 2.5(e), each Revolving Lender agrees that in lieu of making Revolving Loans as described in this subsection 2.5(e), such Revolving Lender shall purchase a participation from the Swingline Lender in the applicable Swingline Loans in an amount equal to such Revolving Lender's Revolving Percentage of such Swingline Loans, and the procedures set forth in subsections 2.3(b) and 2.3(c) shall be followed in connection with the purchases of such participations. The proceeds of such Base Rate Loans (or participations purchased) shall be delivered by the Administrative Agent to the Swingline Lender to repay such Swingline Loans (or as payment for such participations). A copy of each notice given by the Administrative Agent to the Revolving Lenders pursuant to this subsection 2.5(e) with respect to the making of Loans, or the purchases of participations, shall be promptly delivered by the Administrative Agent to the Company. Each Revolving Lender's obligation in accordance with this Agreement to make the Revolving Loans, or purchase the participations, as contemplated by this subsection 2.5(e), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, the Company or any other Person for any reason whatsoever, (2) the occurrence or continuance of an Unmatured Event of Default, an Event of Default or a Material Adverse Effect or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.6  Termination or Reduction of Revolving Commitments.

           (a) The Company may, upon not less than three Business Days' prior written notice to the Administrative Agent, permanently reduce the Revolving Commitments to an amount which is not less than the sum of the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all L/C Obligations. Any such reduction shall be in an aggregate amount of $10,000,000 or a higher integral multiple of $5,000,000. The Company may at any time on like notice terminate the Revolving Commitments upon payment in full of all Revolving Loans and Swingline Loans and Cash Collateralization in full of all L/C Obligations.

           (b) In addition, after (and to the extent not applied to) the payment in full of all Term Loans pursuant to subsection 2.8(a), upon the occurrence of any Mandatory Prepayment Event, the Revolving Commitments shall be reduced by the amount of all Designated Proceeds resulting from such Mandatory Prepayment Event, with each such reduction effective at the time required in subsection 2.8(a) for a prepayment of Term Loans resulting from such Mandatory Prepayment Event; provided, that upon any Mandatory Prepayment Event arising from the transfer of Accounts Receivable under a Permitted Receivables Facility under clause
(viii) of subsection 2.8(a), (i) the Revolving Loans shall be repaid in an amount equal to the Designated Proceeds from such transfer, (ii) the Revolving Commitments shall be reduced by the full amount of all Designated Proceeds from such transfer until the Revolving Commitments have been reduced to zero and (iii) no such Designated Proceeds shall be applied to the Term Loans until the Revolving Commitments have so been reduced to zero.

           (c) Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Revolving Percentage. All accrued commitment fees to, but not including, the effective date of any reduction or termination of the Revolving Commitments shall be paid on the effective date of such reduction or termination.

       2.7 Optional Prepayments.

           (a) Subject to Section 4.4, (i) the Company may, from time to time, upon irrevocable written notice to the Administrative Agent (which notice must be received by 11:00 a.m. (Chicago time) one Business Day prior to the requested day of prepayment in the case of Base Rate Loans and 11:00 a.m. (Chicago time) three Business Days prior to the date of prepayment in the case of Offshore Rate Loans), prepay any Borrowing of Revolving Loans in whole or in part, without premium or penalty, in an aggregate amount of $5,000,000 or a higher integral multiple of $100,000 and (ii) the Company may, from time to time, upon not less than three Business Days' irrevocable notice to the Administrative Agent, prepay any Borrowing of Term Loans in whole or in part, without premium or penalty, in an aggregate amount of $5,000,000 or a higher integral multiple of $100,000.

           (b) Each notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's share of such prepayment based upon such Lender's Revolving Percentage, in the case of a prepayment of Revolving Loans, Term A Percentage, in the case of a prepayment of Term A Loans or Term B Percentage, in the case of a prepayment of Term B Loans. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 4.4. Each prepayment of Revolving Loans shall be applied to each Revolving Lender's Revolving Loans according to such Revolving Lender's Revolving Percentage. Each prepayment of Term Loans shall be applied pro rata to the Term A Loans and Term B Loans; provided, that if the Company elects to provide the holders of Term B Loans with the option to waive their right to accept any such voluntary prepayment, and any such Lender notifies the Administrative Agent of such Lender's waiver of such prepayment not later than two Business Days prior to the date of prepayment, 50% of the portion of any such prepayment which would have been applied to such Lender's Term B Loans shall be applied pro rata to the remaining installments of the Term A Loans of all Lenders and the remaining 50% may be retained by the Company; provided, further, that once the Term A Loans shall have been fully repaid, such remaining prepayment amounts, if any, shall be applied pro rata to the Term B Loans. All prepayments of the Term Loans pursuant to this Section 2.7 shall be applied pro rata to the unpaid installments of each of the Term A Loans and Term B Loans; provided, however, that, at the Company's option, a portion of any such prepayment may be applied to unpaid installments of the Term A Loans in forward order of maturity, but the amount so applied in any period of four consecutive fiscal quarters may not exceed 50% of the amount of the scheduled installments of the Term A Loans during such period (without giving effect to any reduction to such scheduled installments as a result of mandatory or voluntary prepayments).

      2.8 Mandatory Prepayments of Loans. (a) The Company (or, in the case of clause (iii), if the Administrative Agent is holding the proceeds of insurance or condemnation as additional Collateral pursuant to the terms of a Security Agreement or any Mortgage, the Administrative Agent) shall make a prepayment of the Term Loans upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds")

           (i) Within 120 days after any sale, transfer or other disposition by the Company or any Subsidiary of any asset (other than assets described in clause (ii) below), other than sales of Inventory, Assets Held for Sale and transfers of Accounts Receivable pursuant to a Permitted Receivables Facility and dispositions of obsolete, unused, surplus or unnecessary equipment, in each case in the ordinary course of business, to a Person other than the Company or a Subsidiary, in an amount equal to 100% of the Net Cash Proceeds of such sale, transfer or other disposition; provided that the foregoing shall not apply (x) to sales, transfers or other dispositions of such assets the proceeds (or an amount equal to anticipated proceeds) of which are used or committed to be used by the Company for the financing of the replacement or substitution of such assets being sold prior to or within 120 days after any such sale or (y) to the extent that the Net Cash Proceeds of all such sales, transfers or other dispositions in any fiscal year is less than $5,000,000.

           (ii) Within 30 days after any sale, transfer or other disposition (including by way of merger or consolidation) by the Company or any Subsidiary of any of the capital stock of any of the Company's operating Subsidiaries to a Person other than the Company or a Subsidiary, in an amount equal to 100% of the Net Cash Proceeds of such sale.

           (iii) Within 120 days after the receipt of any insurance or condemnation proceeds (or other similar recoveries) by Parent, the Company or any Subsidiary or by the Administrative Agent (to the extent the Administrative Agent is holding the insurance or condemnation proceeds as additional Collateral pursuant to Section 6 of a Security Agreement or any provision of any Mortgage) from any casualty loss incurred by Parent, the Company or any Subsidiary or condemnation of property, in an amount equal to 100% of such insurance or condemnation proceeds (or other similar recoveries) net of any collection expenses; provided that no such prepayment shall be required (x) to the extent such proceeds (or an amount equal to anticipated proceeds) are used by the Company, or will be so used prior to or within 120 days after the date of receipt of such proceeds for the financing of the replacement, substitution or restoration of the assets sustaining such casualty loss or condemnation or (y) to the extent that all such insurance or condemnation proceeds received in any fiscal year is less than $1,000,000.

           (iv) Concurrently with the receipt of any Net Cash Proceeds from any issuance of equity securities of Parent, the Company or any Subsidiary (including a Public Offering, but excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program and (y) any such Net Cash Proceeds from equity issuances of Parent to the extent used to redeem the TPG Acquisition Preferred Stock), in an amount equal to 50% of such Net Cash Proceeds.

          (v) Concurrently with the receipt of any Net Cash
      Proceeds from the issuance of any Other Debt of Parent, the Company or any Subsidiary in an amount equal to 100% of such Net Cash Proceeds.

           (vi) If the net proceeds of the Subordinated Notes exceeds the net proceeds the Company would have received on issuance of $150,000,000 of Subordinated Notes, or if the net proceeds received on issuance of any Qualified Notes exceeds the net proceeds received by the Company in the issuance of the Subordinated Notes or on any prior issuance of Qualified Notes, concurrently with the receipt of the proceeds of such notes by the Company in an amount equal to such excess.

           (vii) Within 95 days after the end of each fiscal year (commencing with the fiscal year ending June 30, 1998), in an amount equal to 75% of Excess Cash Flow for such fiscal year; provided that if the aggregate unpaid principal amount of the Term Loans as of the end of such fiscal year is less than $190,000,000, hen the amount of the required prepayment shall be 50% of Excess Cash Flow.

           (viii) Subject to the proviso to subsection 2.6(b), immediately following any transfer by the Company or any Subsidiary of Accounts Receivable pursuant to a Permitted Receivables Facility, in an amount equal to the Net Cash Proceeds of such transfer (provided, that if the Permitted Receivables Facility is a revolving program, the Designated Proceeds available for application to the Loans and/or Revolving Commitments from such Permitted Receivables Facility under this clause (viii) shall not exceed the maximum outstanding amount of such Permitted Receivables Facility (without giving effect to any reduction in such amount but giving effect to any increase in such amount)).

      All prepayments of Term Loans pursuant to this subsection 2.8(a) shall be applied to the prepayment of the Term Loans pro rata among the Term A Loans and Term B Loans, with application to the remaining installments of each (x) in inverse order of maturity, in the case of prepayments pursuant to clauses (v) and
(vi) and (y) pro rata, in the case of prepayments pursuant to clauses (i), (ii), (iii), (iv), (vii) and (viii); provided, that Designated Proceeds arising under clause (viii) shall only be applied to the Term Loans after the Revolving Commitments have been reduced to zero pursuant to subsection 2.6(b); provided, further, that, if the Company offers to any Lender holding Term B Loans the right to waive any such prepayment, and any such Lender notifies the Administrative Agent of such Lender's waiver of such prepayment not later than two Business Days prior to the date upon which such prepayment is due, 50% of the portion of any prepayment which would have been applied to such Lender's Term B Loans shall be applied pro rata to the remaining installments of the Term A Loans of all Lenders and the remaining 50% may be retained by the Company; and provided, further, that once the Term A Loans shall have been fully prepaid, such remaining prepayment amounts, if any, shall be applied pro rata to the Term B Loans.

           (b) If on any day the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans plus the Effective Amount of all LIC Obligations exceeds the lesser of (x) the Borrowing Base and (y) the Revolving Commitments, the Company shall immediately prepay Revolving Loans and/or Swingline Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

           (c) If on any date the Effective Amount of L/C
Obligations exceeds the amount of the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the L/C Obligations over the amount of the L/C Commitment.

      2.9 Repayment. (a) The Term A Credit. The Company shall repay the Term A Loans in quarterly installments on the last Business Day of each fiscal quarter, commencing on September 25, 1998, in the amount set forth opposite the period below in which such quarterly date occurs:

                                    Quarterly
           Period                     Amounts

      9/25/98   through   6/30/99   $ 7,500,000

      7/01/99   through   6/30/00   $ 8,750,000

      7/01/00   through   6/30/01   $10,000,000

      7/01/01   through   6/30/02   $11,250,000

      7/01/02   through   12/31/02  $16,666,666.66

      1/01/03   through   3/31/03   $16,666,666.68.

           (b) The Term B Credit. The Company shall repay the
Term B Loans in quarterly installments on the last Business Day of each fiscal quarter, commencing on March 27, 1998, in the amount set forth opposite the period below in which such quarterly date occurs:

                                          Quarterly
           Period                              Amounts

    3/27/98 through 3/31/04                    $   450,000

    4/01/04 through 3/31/05                    $42,187,500.

           (c) The Revolving Credit. The Company shall pay to the
Administrative Agent, for the account of the Lenders, on the Revolving Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

      2.10 Interest. (a) Each Revolving Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loans under Section 2.4), plus the Applicable Offshore Rate Margin or Applicable Base Rate Margin, as the case may be. Each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus 1% per annum.

           (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date therefor. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under
Section 2.7 or 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof.

           (c) Notwithstanding subsection 2.10(a), during the existence of any Event of Default, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum equal to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate plus the Applicable Base Rate Margin then in effect for Revolving Loans) plus 2%. All such interest shall be payable on demand.

           (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

      2.11 Fees.  In addition to certain fees described in Section 3.8:

           (a) Arranger and Agency Fees. The Company shall pay fees to the Arranger and BT Securities Corporation for their own accounts and agency fees to the Administrative Agent for the Administrative Agent's own account, in each case as required by the letter agreement (the "Fee Letter") among the Company, the Arranger, Bankers Trust Company and the Administrative Agent dated April 14, 1997.

           (b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee calculated at a rate per annum equal to the Commitment Fee Rate on the average daily unused portion of such Revolving Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each fiscal quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent. For purposes of calculating utilization under this subsection, the Revolving Commitments shall be deemed used to the extent of the Effective Amount of all Revolving Loans then outstanding (but Swingline Loans shall not constitute usage of any Revolving Lender's Revolving Commitment) plus the Effective Amount of all L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving

Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter, with the final payment to be made on the Revolving Termination Date. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article V are not met.

      2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

           (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

      2.13 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. Except as expressly provided herein, the Administrative Agent will promptly distribute, in like funds as received, to each Lender its Revolving Percentage of any portion of such payment related to the Revolving Loans, its Term A Percentage of any portion of such payment relating to the Term A Loans or its Term B Percentage of any portion of such payment relating to the Term B Loans. Any payment received by the Administrative Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

           (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the preceding
Business Day, and such shortening of time shall in such case be reflected in the computation of interest or fees, as the case may be.

           (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.14 Payments by the Lenders to the Administrative
Agent. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date, or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of such Lender's Revolving Percentage, Term A Percentage or Term B Percentage, as applicable, of such Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

           (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

      2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of such payment (determined in accordance with the provisions of this Agreement), such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each other Lender; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment

(including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

      2.16 Limitation on Offshore Rate Option. Notwithstanding anything to the contrary herein, until the earlier to occur of
(x) the fifth Business Day after the Closing Date and (y) the Arranger giving notice to the Company that it has completed syndication of the Loans and Commitments, the Company may not borrow Offshore Rate Loans or convert Base Rate Loans into Offshore Rate Loans.

                            ARTICLE III

                       THE LETTERS OF CREDIT

      3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein: (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drawings which comply with the terms of the Letters of Credit issued by it; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Lender shall not be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the sum of the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans plus the Effective Amount of all Swingline Loans exceeds the lesser of
(x) the aggregate amount of all Revolving Commitments and (y) the Borrowing Base, (2) the Effective Amount of all L/C Obligations exceeds the amount of the L/C Commitment or (3) with respect to any particular Revolving Lender, the sum of the participation of such Revolving Lender in the Effective Amount of all L/C Obligations plus the outstanding principal amount of the Revolving Loans of such Revolving Lender shall exceed such Revolving Lender's Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

           (b) The Issuing Lender shall not be under any obligation to Issue any Letter of Credit if:

           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

           (ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

           (iii) the expiry date of such Letter of Credit is after the Revolving Termination Date, or, in the case of a Commercial Letter of Credit, the expiry date of such Letter of Credit is less than 15 days prior to the Revolving Termination Date, unless all of the Revolving Lenders have approved such expiry date in writing;

           (iv) such Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of such Letter of Credit shall violate any applicable policies of the Issuing Lender; or

           (v) such Letter of Credit is denominated in a currency other than Dollars.

      3.2 Issuance, Amendment and Extension of Letters of Credit.
(a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender and the Administrative Agent at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the face amount of the Letter of Credit;
(ii) the expiry date of the Letter of Credit; (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as the Issuing Lender may require.

           (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. If and only if the Administrative Agent notifies the Issuing Lender on or before the Business Day immediately preceding the proposed date of Issuance of a Letter of Credit that the Issuing Lender may Issue such Letter of Credit, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, Issue such Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices. The Administrative Agent shall not give such notice if the Administrative Agent has knowledge that (A) such Issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clause (1) or (2) thereof or (B) the Issuing Lender has received a notice described in subsection 3.1(b) (ii). The Administrative Agent will promptly notify the Lenders of any Letter of Credit Issuance hereunder.

           (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not have any obligation to amend any Letter of Credit if the Issuing Lender would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement.

           (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four Business Days (or such shorter time as the Issuing Lender and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of extension, the Issuing Lender shall be entitled, with the approval of the Administrative Agent, to authorize the automatic extension of any Letter of Credit issued by it. Each such request for extension of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be extended; (ii) the proposed date of notification of extension of such Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be, in the case of Standby Letters of Credit, prior to the Revolving Termination Date and, in the case of Commercial Letters of Credit, shall be prior to the date which is 15 days prior to the Revolving Termination Date); and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall not be under any obligation to extend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its extended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed extension of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically extended unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be extended, and if at the time of extension the Issuing Lender would be entitled to authorize the automatic extension of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such extension or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to extend, subject to the approval of the Administrative Agent, and the Company and the Lenders hereby authorize such extension, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such extension.

           (e) The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be, in the case of Standby Letters of Credit, a date not later than the Revolving Termination Date, and in the case of Commercial Letters of Credit, a date not later than 15 days prior to the Revolving Termination Date.

           (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

           (g) The Issuing Lender will deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or extension of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or extension of a Letter of Credit.

           (h) The Issuing Lender shall deliver to the Administrative Agent, on the last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business
Day) and upon the date of each payment by the Company of the letter of credit fee referred to in subsection 3.8(a), a report setting forth as of such day the aggregate Effective Amount of all Letters of Credit outstanding on such date, and the Administrative Agent shall promptly forward copies of such report to all Revolving Lenders.

      3.3  Risk Participations, Drawings and Reimbursements.

           (a) Immediately upon the Issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Revolving Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

           (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall reimburse the Issuing Lender on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by the Issuing Lender. If the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Lender thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Revolving Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitments and subject to the conditions set forth in Section
5.3 other than subsection 5.3(a). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

           (c) Each Revolving Lender shall upon any notice pursuant to subsection 33(b) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Revolving Percentage of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to subsection 3.3(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in such amount. If any Revolving Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Revolving Lender's Revolving Percentage of the amount of such drawing by no later than 1:00 p.m. (Chicago time) on the Honor Date, then interest shall accrue on such Revolving Lender's obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.3.

           (d) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.3 (other than subsection 5.3(a), which need not be satisfied) or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin then in effect for Revolving Loans plus 2% per annum, and each Revolving Lender's payment to the Issuing Lender pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.3.

           (e) Each Revolving Lender's obligation in accordance with this Agreement to make Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Revolving Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 5.3.

     3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Company
(i) in reimbursement of any payment made by the Issuing Lender under a Letter of Credit with respect to which any Revolving Lender has paid the Administrative Agent for the account of the Issuing Lender for such Revolving Lender's participation in such Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in like funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Revolving Lender's Revolving Percentage of such funds, and the Issuing Lender shall receive the amount of the Revolving Percentage of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of the Issuing Lender.

           (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the Issuing Lender the amount of its Revolving Percentage of any amount so returned by the Administrative Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Revolving Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

      3.5 Role of the Issuing Lender. (a) Each Lender and the Company agree that, in honoring any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

           (b) No Agent-Related Person, Issuing Lender nor any of their respective correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

           (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under this Agreement or any other agreement. No Agent-Related Person, Issuing Lender nor any of their respective correspondents, participants or assignees shall be liable or responsible for any of the matters described in clauses iii through (vii) of Section 3.6; provided that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against the Issuing Lender, and the

Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      3.6 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

           (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

           (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

           (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

           (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

      3.7 Cash Collateral Pledge. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Revolving Termination Date, then the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

      3.8 Letter of Credit Fees. (a) The Company shall pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee with respect to each Letter of Credit equal to the L/C Fee Rate per annum of the daily maximum amount available to be drawn on such Letter of Credit, computed for each day such Letter of Credit is outstanding in arrears on the last Business Day of each fiscal quarter; provided that, during the existence of any Event of Default, the L/C Fee Rate shall be increased by 2% per annum. Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, to the Revolving Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Revolving Termination Date (or such later date).

           (b) The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued equal to 0.25% per annum of the daily maximum amount available to be drawn on such Letter of Credit, computed for each day such Letter of Credit is outstanding, on the last Business Day of each fiscal quarter and on the Revolving Termination Date (or such later date on which such Letter of Credit shall expire or be fully drawn).

           (c) The letter of credit fees payable under subsection 3.8(a) and the fronting fees payable under subsection 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, to the Revolving Termination Date (or such later date upon which all outstanding Letters of Credit shall expire or be fully drawn), with the final payment to be made on the Revolving Termination Date (or such later date). For purposes of calculating the fees payable under subsection 3.8(a) and subsection 3.8(b), any undrawn Commercial Letters of Credit shall be considered outstanding and available to be drawn upon for 15 days after their expiry date.

          (d) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, payment, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

      3.9 Uniform Customs and Practice. The Uniform Customs and
Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to each Letter of Credit.

      3.10 Non-Dollar Letters of Credit. The Company, the Administrative Agent, the Issuing Lender and all of the Lenders
(i) agree that, upon the request of the Company, the Issuing Lender may (in its sole discretion) issue Letters of Credit ("Non-Dollar Letters of Credit") in currencies other than Dollars and (ii) further agree as follows with respect to such Non-Dollar Letters of Credit:

           (a) The Company agrees that its reimbursement obligation under subsection 3.3(b) and any resulting L/C Borrowing, in each case in respect of a drawing under any Non-Dollar Letter of Credit, (a) shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (determined on the date of payment) and (b) shall bear interest at a rate per annum equal to the sum of the Overnight Rate plus the Applicable Offshore Rate Margin for Revolving Loans plus 3% for each day from and including the Honor Date to but excluding the date such obligation is paid in full (it being understood that any payment received after 10:30 a.m., Chicago time, on any day shall be deemed received on the following Business Day).

           (b) Each Lender agrees that its obligation to make Revolving Loans under subsection 3.3(b) and to make L/C Advances for any unpaid reimbursement obligation or L/C Borrowing in respect of a drawing under any Non-Dollar Letter of Credit shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (calculated on the date of payment) (and any such amount which is not paid when due shall bear interest at a rate per annum equal to the Overnight Rate plus, beginning on the third Business Day after such amount was due, the Applicable Offshore Rate Margin for Revolving Loans).

           (c) For purposes of determining whether there is availability for the Company to request, continue or convert any Loan, or request, extend or increase the face amount of any Letter of Credit, the Dollar Equivalent of the Effective Amount of each Non-Dollar Letter of Credit shall be calculated on the date such Loan is to be made, continued or converted or such Letter of Credit is to be issued, extended or increased.

           (d) For purposes of determining (i) the amount of the unused portion of the Revolving Commitments under subsection 2.11(b), (ii) the letter of credit fee under subsection 3.8(a) and (iii) the letter of credit fronting fee under subsection 3.8(b), the Dollar Equivalent of the Effective Amount of any Non-Dollar Letter of Credit shall be determined on each of (1) the date of an issuance, extension or change in the face amount of such Non-Dollar Letter of Credit, (2) the date of any payment by the Issuing Lender in respect of a drawing under such Non-Dollar Letter of Credit, (3) the last day of each calendar month and (4) each day on which the aggregate amount of the Revolving Commitments and/or L/C Commitment is reduced.

           (e) If, on the last day of any calendar month or any day on which the aggregate amount of the Revolving Commitments and/or L/C Commitment is reduced, the sum of the Effective Amount of all Revolving Loans plus the Effective Amount of all Letters of Credit plus the Effective Amount of all Swingline Loans (valuing the Effective Amount of, and all reimbursement obligations and L/C Borrowings of the Company in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of such day) would exceed the aggregate amount of the Revolving Commitments, then the Company will immediately eliminate such excess by prepaying Revolving Loans and/or Swingline Loans and/or causing one or more Letters of Credit to be reduced or terminated.

           (f) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of any Non-Dollar Letter of Credit in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Issuing Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent, the Issuing Lender or any Lender hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of the applicable Non-Dollar Letter of Credit (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Issuing Lender of any sum adjudged to be so due in the Judgment Currency, the Issuing Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Issuing Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Issuing Lender or the Lender to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Issuing Lender in such currency, the Issuing Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

           (g) For purposes of this Section, "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the London Branch of BofA to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Business Day (or on which dealings are not carried on in the applicable offshore interbank market) shall be the Overnight Rate for the immediately preceding Business Day.

      3.11 Prior Letters of Credit. The Company, the Issuing Lender, the Lenders and the Administrative Agent agree that, on the Closing Date, the letters of credit issued by BofA and listed on Schedule 3.11 shall be deemed to be, and constitute, Letters of Credit Issued by the Issuing Lender hereunder. Without limiting the generality of the foregoing, each Revolving Lender shall be deemed to have purchased from the Issuing Lender a participation in such Letters of Credit on the Closing Date pursuant to subsection 3.3(a). BofA represents to the Lenders that all participations in such Letters of Credit under the Prior Financing Agreements will be terminated on the Closing Date. The letter of credit fees payable under subsection 3.8(a) and the fronting fees payable under subsection 3.8(b) with respect to such Letters of Credit shall accrue from the Closing Date. The Company shall be deemed to have satisfied the condition precedent to issuance of such Letters of Credit set forth in subsection 5.3(a) by virtue of its agreements set forth in this Section 3.11.

                            ARTICLE IV

              TAXES, YIELD PROTECTION AND ILLEGALITY

      4.1 Taxes. (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

           (b) Subject to subsection 4.1(g), the Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes paid by such Lender in the amount necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and reasonable out-of-pocket expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; provided, however, that the Company shall not have to indemnify any Lender or the Administrative Agent for Taxes, Other Taxes, Further Taxes, penalties, additions to tax or expenses arising as a result of the gross negligence or willful misconduct of such Person. Payment under this subsection 4.1(b) shall be made within 30 days from the date such Lender or the Administrative Agent makes written demand therefor.

           (c) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

           (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

      (ii) the Company shall make such deductions and withholdings; and

           (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

           (d) Within 10 days after the date the Company receives any receipt for the payment of Taxes, Other Taxes or Further Taxes, the Company shall furnish to the Administrative Agent the original or a certified copy of such receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent and the Administrative Agent will promptly provide a copy thereof to all interested Lenders.

           (e) If the Company is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (b) of this Section or Section 4.3, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to reduce or eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

           (f) If any Lender or the Administrative Agent receives a refund in respect of any Taxes, Other Taxes or Further Taxes as to which it has been indemnified by the Company pursuant to this
Section 4.1, it shall repay such refund (to the extent of amounts that have been paid by the Company under this Section 4.1 with respect to such refund and not previously reimbursed) to the Company, net of all out-of-pocket expenses of such Lender or the Administrative Agent and without any interest.

           (g) The Company shall not be required to pay additional amounts to the Administrative Agent or any Lender pursuant to this Section 4.1 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by the Administrative Agent or such Lender to comply with
Section 10.10.

      4.2 Illegality. (a) After the date hereof, if any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

           (b) After the date hereof, if a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loan, together with interest accrued thereon and any amount required under Section 4.4, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loan to such day, or on such earlier date on which such Lender may no longer lawfully continue to maintain such Offshore Rate Loan (as determined by such Lender).

If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base
Rate Loan.

           (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been terminated or suspended pursuant to subsection (a) or (b) above, all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

           (d) Before giving any notice to the Administrative Agent or demand upon the Company under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the sole judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

      4.3 Increased Costs and Reduction of Return. (a) After the date hereof, if any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in Letters of Credit or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

           (b) After the date hereof, if any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.



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





           (c) This Section 4.3 shall not require the Company to reimburse the Administrative Agent or any Lender for any Taxes which are otherwise covered by the indemnity set forth in Section
4.1 or any Excluded Taxes.

      4.4 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

           (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

           (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.7;

           (d) the prepayment (including pursuant to Section 2.8) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

           (e) the automatic conversion under subsection 2.4(a) of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      4.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or the Required Lenders determine (and notify the Administrative Agent) that the Offshore Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent, with the consent of the Required Lenders, revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in


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





the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

      4.6 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for such claim and a calculation of the amount payable to such Lender and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      4.7 Substitution of Lenders. In the event the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 4.3, the Company may designate another Lender (with such other Lender's consent) which is acceptable to the Administrative Agent, the Issuing Lender and the Swingline Lender in their sole discretion (such other Lender being herein called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees in respect of such Lender's Commitments and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder (other than indemnities and other similar rights applicable to such Lender prior to the date of such assignment and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder; without limiting the generality of the foregoing, the Replacement Lender or the Company shall bear the processing fee referred to in subsection 11.8(a) in any such substitution.

      4.8 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other
Obligations.

                             ARTICLE V

                       CONDITIONS PRECEDENT

      5.1 Conditions of Initial Credit Extensions. The obligation of each Lender to make its initial Credit Extension is subject to the conditions (in addition to the conditions set forth in Sections 5.2 and 5.3) that (i) the Company shall have submitted evidence reasonably satisfactory to the Administrative Agent that all Debt to be Repaid has been (or concurrently with the initial Borrowing will be) paid in full, that all agreements and instruments governing the Debt to be Repaid (including (A) the Senior Subordinated Guaranteed PIK Notes due 2002 of the Company, guaranteed by Parent, issued pursuant to the Indenture, dated as of September 1, 1996, among the Company, Parent and Bankers Trust Company, (B) the Amended and Restated Revolving Loan and Security Agreement, dated as of June 15, 1995, among the Company, various lenders and BankAmerica Business Credit, Inc., as agent, as amended, and (C) the Term Loan and Security Agreement dated as of June 15, 1995 among the Company, various lenders, and General Electric Capital Corporation, as agent, as amended (collectively the "Prior Financing Agreements")) and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial

Borrowing will be) terminated and (ii) the Administrative Agent shall have received all of the following, in form and substance satisfactory to each Agent and each Lender, and (except for the Notes) in sufficient copies for the Administrative Agent and each
Lender:

           (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto.

           (b)  Resolutions and Incumbency.

           (i) Copies of resolutions of the board of directors of the Company, Parent and Mike Mac authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

           (ii) A certificate of the Secretary or an Assistant
Secretary of the Company, Parent and Mike Mac certifying the names and true signatures of the officers of such Person authorized to execute, deliver and perform this Agreement and all other Loan Documents to be delivered by it hereunder.

           (c) Organization Documents; Good Standing. Each of the following documents:

           (i) for the Company, Parent and Mike Mac, the articles or certificate of incorporation and the bylaws of each such Person, as the case may be, as in effect on the Closing Date, certified by the Secretary or Treasurer of such Person, as of the Closing Date; and

           (ii) a good standing certificate for the Company, Parent and Mike Mac from the Secretary of State (or similar applicable Governmental Authority) of the jurisdiction of its organization.

           (d) DMFC Recapitalization. (i) Copies of each of the DMFC Recapitalization Documents fully executed by the parties thereto and of all material instruments, agreements and other documents required to be delivered or furnished thereunder or in connection therewith (including, in the case of opinions of counsel, if any, reliance letters expressly permitting the Administrative Agent and the Lenders to rely thereon as if such opinions had been addressed thereto) and, except as expressly permitted by the Administrative Agent and the Lenders, none of the material terms of the DMFC Recapitalization (including any condition precedent to Parent's performance thereof or obligation to consummate the DMFC Recapitalization) shall have been amended, waived or otherwise modified in any material respect.

           (ii) Evidence that, after giving effect to the Loans and other Credit Extensions to be made hereunder on the Closing Date and the application thereof by the Company, the DMFC Recapitalization has been or will be duly consummated in accordance with the DMFC Recapitalization Documents without amendment, waiver or other modification thereof unless the Administrative Agent and the Lenders shall have expressly consented thereto in writing.

           (e) Legal Opinions.

           (i) An opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to the Company, Parent and Mike Mac, substantially in the form of Exhibit 1-1, and

           (ii) An opinion of William R. Sawyers, General Counsel to the Company, Parent and Mike Mac, substantially in the form of Exhibit 1-2,

           (iii) opinions of local counsel to the Company, Mike
      Mac and/or Parent in California and Maryland, substantially in the forms of Exhibits J-l and J-2 hereto, and

           (iv) An opinion of local counsel to the Administrative
      Agent in the State of Washington, substantially in the form of Exhibit J-3 hereto.

           (f) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of the Administrative Agent, the Documentation Agent and the Arranger to the extent invoiced at least three Business Days prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute such Agents' reasonable estimate of Attorney Costs incurred or to be incurred by them or the Arranger through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and such Agents), including any such costs, fees and expenses arising under or referenced in
Section 2.11 or 11.4.

           (g) Security Agreements, etc. (1) A security agreement, substantially in the form of Exhibit E-l (the "Security Agreement (Company and Parent)"), executed by the Company and Parent, together with evidence, satisfactory to the Administrative Agent that all filings and recordings necessary to perfect the Lien granted to the Administrative Agent (for the benefit of itself and the Lenders) on any Collateral granted under such Security Agreement have been duly made and are in full force and effect; (2) a Trademark Security Agreement, issued by the Company; (3) a Patent Security Agreement, issued by the Company; and (4) a Copyright Security Agreement, issued by the Company.

           (h)  Parent Guaranty.  The Parent Guaranty executed by Parent.

           (i) Pledge Agreements. A pledge agreement, substantially in the form of Exhibit G-l, issued by the Parent (the "Parent Pledge Agreement") with respect to its pledge of 100% of the stock of the Company and all intercompany Indebtedness owing to Parent; a pledge agreement, substantially in the form of Exhibit G-2, issued by the Company (the "Company Pledge Agreement") with respect to its pledge of 100% of the stock of each Subsidiary owned by it and all intercompany Indebtedness owing to the Company; a pledge agreement, substantially in the form of Exhibit G-3, issued by Mike Mac (the "Subsidiary Pledge Agreement"), with respect to its pledge of all intercompany Indebtedness owing to such Subsidiary; in each case together with the stock certificates (if any) to be pledged thereunder and undated stock powers, or other instruments of transfer in form and substance satisfactory to the Administrative Agent, duly


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





executed in blank and all intercompany notes (if any) to be pledged thereunder, duly endorsed to the order of the Administrative Agent.

           (j) Real Property. With respect to each parcel of real property owned or leased by the Company or any Subsidiary and listed on Schedule 5.1(1), a duly executed Mortgage providing for a fully perfected Lien, in favor of the Administrative Agent for the benefit of the Agents and the Lenders, in all right, title and interest of the Company and each Subsidiary to the real property subject to such Mortgage, superior in right to any Lien (other than Permitted Liens), existing or future, which the Company or any Subsidiary or any creditors thereof or purchasers therefrom, or any other Person, may have against such real property, together with:

           (A) an ALTA (or other form acceptable to the Administrative Agent) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Administrative Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first mortgage Lien against such real property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent, with such endorsements and affirmative insurance as the Administrative Agent or the Required Lenders may reasonably request;

           (B) copies of all documents of record concerning such parcel as shown on the commitment for the ALTA Loan Title
      Insurance Policy referred to above; and

           (C) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, any Mortgage or any other
      Loan Document.

           (k) Intellectual Property License. The Intellectual
Property License executed by the Company.

           (1) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

           (i) the representations and warranties contained in
      Article VI are true and correct in all material respects on and as of such date, as though made on and as of such date;

           (ii) no Event of Default or Unmatured Event of Default exists or will result from the initial Credit Extension; and

           (iii) no event or circumstance has occurred since
      December 31, 1996 that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

           (m) Other Documents. A copy, certified as true and correct by the Secretary or the Treasurer of the Company, of each of (a) the Subordinated Indenture, (b) the Subordinated Note Purchase Agreement, (c) the registration rights agreement executed by the Company in connection with the issuance of the Subordinated Notes, (d) the Intercreditor Agreement, (e) the Tax Sharing Agreement and (f) the TPG Agreements.

           (n) Solvency Certificates. A Solvency Certificate, substantially in the form of Exhibit H-l, executed by the chief financial officer of the Company and a Solvency Certificate, substantially in the form of Exhibit H-2, executed by the chief financial officer of Parent.

           (o) Borrowing Base Certificate. A Borrowing Base
Certificate dated as of March 31, 1997, appropriately completed.

           (p) Environmental Indemnities. An Environmental
Indemnity from the Company with respect to all Mortgages in California, Minnesota, New Jersey and Washington.

           (q) Other Documents. Such other approvals, opinions, documents or materials as any Agent or any Lender may reasonably request.

           5.2 Other Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension is, in addition to the conditions precedent specified in Sections
5.1 and 5.3, subject to the following conditions precedent:

           (a) Subordinated Notes. The Company shall have issued the Subordinated Notes on terms and conditions satisfactory to the Administrative Agent for gross proceeds of not less than $146,850,000.

           (b) Capitalization of TPG Acquisition. The
Administrative Agent shall have received evidence that TPG Acquisition has received a $161,000,000 cash equity investment from TPG Partners and others on terms and conditions satisfactory to the Administrative Agent. Without limiting the generality of the foregoing, not more than $35,000,000 of such cash equity investment shall be in the form of TPG Acquisition Preferred Stock and each share of such TPG Acquisition Preferred Stock shall have been issued for not less than the liquidation preference thereof.

      5.3 Conditions to All Credit Extensions. The obligation of each Lender to make any Loan to be made by it and the obligation of the Issuing Lender to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

           (a) Notice, Application. In the case of any Loan, the Administrative Agent shall have received a Notice of Borrowing and, in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2.

           (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct in all material respects on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing

Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date)

          (c) No Existing Default. No Event of Default or
Unmatured Event of Default shall exist or shall result from such Borrowing or Issuance.

      Each Notice of Borrowing and L/C Application or L/C
Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of the applicable
Borrowing Date or Issuance Date, that the conditions in this
Section 5.3 are satisfied.

                            ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to each Agent and each Lender that:

      6.1  Corporate Existence and Power.  Parent, the Company and each of its
Subsidiaries:

           (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

           (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents;

           (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license;
and

           (d) is in compliance with all Requirements of Law;
except, in each case referred to in clause (b) (i), (c) or (d), to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      6.2 Corporate Authorization; No Contravention. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the Borrowings hereunder, the execution and delivery by Parent and each Subsidiary of each Loan Document to which it is a party and the performance by each of the Company, Parent and each Subsidiary of its obligations under each Loan Document to which it is a party
(i) are within the corporate powers of the Company, Parent and each Subsidiary, as applicable, (ii) have been duly authorized by all necessary corporate action on the part of the Company, Parent and each Subsidiary (including any necessary shareholder action) and (iii) do not and will not:

           (a) contravene the terms of any of the Organization Documents of the Company, Parent or any Subsidiary;



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           (b) conflict with or result in a breach or
contravention of, or the creation of any Lien (other than Liens in favor of the Administrative Agent) under, any document evidencing any Contractual Obligation to which the Company, Parent or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company, Parent, any Subsidiary or any of their properties are subject; or

           (c)  violate any Requirement of Law.

      6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, (i) the Company of this Agreement or any other Loan Document to which it is a party or (ii) Parent or any Subsidiary with respect to each Loan Document to which it is a party, except, in each case, for filings required to perfect Liens in favor of the Administrative Agent granted under the Loan Documents.

      6.4 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; and with respect to Parent and each Subsidiary, each Loan Document to which such Person is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to enforceability.

      6.5 Litigation. Except as specifically disclosed in
Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Parent, the Company or any Subsidiary or any of their respective properties which: (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      6.6 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.1(e).



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       6.7 ERISA Compliance.

           (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. To the best knowledge of the Company, nothing has occurred which would cause any Plan which is intended to qualify under Section 401 (a) of the Code to fail to be so qualified. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made within the last five years with respect to any Plan.

           (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or actions by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

           (c) (i) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; and (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC under Title IV of ERISA with respect to any Pension Plan.

      6.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Sections 7.13 and 8.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.9 Title to Properties. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all real property necessary or used in the ordinary conduct of its businesses, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary has good title to all their other respective material properties and assets (except for those assets disposed of not in violation of this Agreement and the other Loan Documents and except for encumbrances and title defects that would not be reasonably likely to have a Material Adverse Effect). As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      6.10 Taxes. Parent, the Company and its Subsidiaries have filed all Federal and State income tax returns and all other material tax returns and reports required to be filed, and have paid all Federal and State income taxes and all other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Parent, the Company or any Subsidiary that would,


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if made, have a Material Adverse Effect. The Tax Sharing
Agreement is the only agreement among Parent, the Company and its Subsidiaries regarding tax sharing, tax reimbursement or tax indemnification.

      6.11 Financial Condition. (a) The audited consolidated financial statements of Parent dated June 30, 1994, June 30, 1995 and June 30, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

           (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein;

           (ii) present fairly the financial condition of Parent and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

           (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

           (b) The Company has furnished to each Agent and each Lender an estimated consolidated pro forma balance sheet of Parent and its Subsidiaries as of March 31, 1997 (giving effect to the Merger, the refinancing of the Debt to be Repaid, the incurrence of the Obligations and the Subordinated Notes and the consummation of all other transactions contemplated to occur on the Closing Date, assuming all such transactions had occurred on March 31, 1997), prepared by the Company and certified as true and correct in all material respects by the Chief Financial Officer of the Company.

           (c) The Company has furnished to each Agent and each Lender financial projections dated the Closing Date and covering the period from March 31, 1997 to June 30, 2006. Such projections were prepared by the Company and its Subsidiaries in good faith on the basis of information and assumptions that the Company and its senior management believed to be reasonable as of the date of such projections and such assumptions are reasonable as of the Closing Date (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

           (d)  Since December 31, 1996 there has been no Material Adverse
Effect.

      6.12 Regulated Entities. None of Parent, the Company or any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940. None of Parent, the Company or any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.



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      6.13 No Burdensome Restrictions. None of Parent, the
Company nor any Subsidiary is a party to or bound by any Contractual Obligation or subject to any restriction in any Organization Document or any Requirement of Law which would reasonably be expected to have a Material Adverse Effect.

      6.14 Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, trade secrets and other similar rights ("Intellectual Property") that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person except for Intellectual Property the failure of which to own or be licensed or otherwise have the right to use, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. All of such Intellectual Property is subsisting, valid and enforceable, except to the extent that the failure to be subsisting, valid and enforceable would not be reasonably expected to have a Material Adverse Effect. Except to the extent set forth on Schedule 6.14, there is no individual item of Intellectual Property the loss of which would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person except for any infringement which, individually or in the aggregate, would not reasonably likely to have a Material Adverse Effect. Except as specifically disclosed on Schedule 6.5, no claim or litigation regarding any of the foregoing is pending or threatened against the Company or any Subsidiary, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code, relating in each case to Intellectual Property, is, to the knowledge of the Company, pending or proposed, which, in either case, would reasonably be expected to have a Material Adverse Effect.

      6.15 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part
(a) of Schedule 6.15 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.15. As of the Closing Date, the Company has no Material Subsidiaries.

      6.16 Insurance. Except as specifically disclosed in
Schedule 6.16, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      6.17 Solvency, etc. On the Closing Date (or, in the case of any Person that becomes a party to any Loan Document after the Closing Date, on the date such Person becomes such a party), and immediately prior to and after giving effect to the Issuance of each Letter of Credit and each Borrowing hereunder and the use of the proceeds thereof, (a) each of the Company, Parent and each Material Subsidiary will not have an unreasonably small capital,

           (b) each of the Company's, Parent's and each Material
Subsidiary's assets will exceed its liabilities, (c) each of the Company, Parent and each Material Subsidiary will be


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





solvent, will be able to pay its liabilities as they mature and
(d) both the fair value and fair saleable value of the assets of the Company, Parent and each Material Subsidiary exceeds the liabilities, respectively, of each of the Company, Parent and each Material Subsidiary.

      6.18 Merger, Subordinated Notes, etc.

            (a) As of the consummation thereof, the Merger has been consummated in accordance with the terms of the Merger
Agreement, without waiver of any of the conditions thereof.

            (b) As of the consummation thereof, the Merger and the issuance and sale of the Subordinated Notes complied with all Requirements of Law (including the Securities Act of 1933), and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Merger and the issuance and sale of the Subordinated Notes were, prior to the consummation thereof, duly obtained and in full force and effect. All applicable waiting periods with respect to the Merger and the issuance and sale of the Subordinated Notes have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes material adverse conditions upon the consummation of any such transaction.

            (c) The execution and delivery of the Merger
Agreement and the issuance and sale of the Subordinated Notes did not, and the consummation of the Merger will not, violate any Requirement of Law, or result in a breach of, or constitute a default under, any Contractual Obligation affecting the Company or any of its Subsidiaries which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

            (d) There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Merger and the issuance and sale of the Subordinated Notes.

            (e) All of the representations and warranties of the Company contained in the Merger Agreement are true and correct in all material respects as of the date hereof.

            (f) All of the representations and warranties of the Company set forth in the Subordinated Note Purchase Agreement are true and correct in all material respects as of the date hereof.

      6.19 Real Property. Set forth on Schedule 6.19 is a complete and accurate list, as of the date of this Agreement, of the address and legal description of any real property owned by the Company or any Subsidiary.

      6.20 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing


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





risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

      6.21 Senior Indebtedness. The Company's obligation to pay the Obligations, including interest thereon and all fees, costs, expenses and indemnities related thereto, constitutes "Designated Senior Debt" of the Company as such term is defined in the Subordinated Indenture. Parent's obligation to pay its Guaranty Obligations under the Parent Guaranty constitutes "Guarantor Senior Debt" of Parent as such term is defined in the Subordinated Indenture. The Company acknowledges that the Lenders and the Administrative Agent have entered into this Agreement, and have extended Commitments, in reliance upon the subordination provisions in the Subordinated Notes and the Subordinated Indenture. If any Qualified Notes are outstanding, the foregoing representation and warranty shall be deemed made with respect to Qualified Notes and the related Qualified Indenture to the same extent made with respect to Subordinated Notes and the Subordinated Indenture.

      6.22 Environmental Warranties.  Except as set forth in Schedule 6.22:

           (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries are in compliance with all Environmental Laws, except for such non-compliance as would not reasonably be expected to result in a Material Adverse Effect;

           (b) there are no pending or threatened Environmental
Claims, except for such Environmental Claims that are not reasonably likely, either singly or in the aggregate, to result in a Material Adverse Effect;

           (c) there have been no Releases of Hazardous Materials at, on or under any property now or, to the best of the Company's knowledge, previously owned or leased by the Company or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

           (d) the Company and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except to the extent that the failure to have or comply with such permits, certificates, approvals, licenses and other authorizations relating to environmental matters would not be reasonably likely to have a Material Adverse Effect;

           (e) no property now or, to the best of the Company's knowledge, previously owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, or, to the best of the Company's knowledge, is on the CERCLIS or on any similar state list of sites requiring investigation or clean-up, except, in each case, for any such listing that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and



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          (f) to the best of the Company's knowledge, neither the
Company nor any Subsidiary of the Company has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to Environmental Claims against the Company or such Subsidiary except, in each case, to the extent that the foregoing would not reasonably be expected to have a Material Adverse Effect.

      6.23 Full Disclosure. None of the representations or warranties made by Parent, the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made and none of the written statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Parent, the Company or any Subsidiary in connection with the Loan Documents, considering each of the foregoing and in the context in which it was made and together with all other representations, warranties and written statements theretofore furnished by Parent, the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make such representation, warranty or written statement, in light of the circumstances under which it is made, not misleading as of the time when made or delivered; provided that the Company's representation and warranty as to any forecast, projection or other statement regarding future performance, future financial results or other future development is limited to the fact that such forecast, projection or statement was prepared in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date such material was provided (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

                            ARTICLE VII

                       AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

      7.1 Financial Statements. The Company shall deliver to the
Administrative Agent (which shall promptly provide copies to each Lender), in form and detail satisfactory to the Required Lenders:

           (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Parent and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by (i) the opinion of a nationally-recognized independent public accounting firm (the "Independent Auditor"), which report (x) shall state that such consolidated financial statements present fairly the consolidated financial position of Parent


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





and its Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (y) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Parent's or any of its Subsidiary's records and (ii) a comparison with the budget for such fiscal year;

           (b) Promptly when available, and in any event within 30 days after the end of each month that is not the end of a fiscal quarter, and within 45 days after the end of each month that is the end of a fiscal quarter (other than the last month of each fiscal year), a copy of the unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such month and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such month, including a comparison with the corresponding month and period of the previous fiscal year and a comparison with the budget for such month and for such period of the current fiscal year, together with a certificate of a Responsible Officer of the Company that each such statement fairly presents the financial condition and results of operations (subject to normal year-end audit adjustments) of Parent and its Subsidiaries and has been prepared in accordance with GAAP consistently applied; and

           (c) Not later than 60 days after the end of each fiscal year, a copy of the projections of Parent of the consolidated operating budget and cash flow budget of Parent and its Subsidiaries for the succeeding fiscal year (including an explanation of the assumptions used in preparing such budgets), such projections to be accompanied by a certificate of a Responsible Officer of the Company to the effect that (i) such projections were prepared by the Company in good faith, (ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared according to such assumptions.

     7.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent (and the Administrative Agent will promptly distribute copies of the same to the Lenders):

           (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default or Unmatured Event of Default, except as specified in such certificate;

           (b) concurrently with the delivery of the financial statements referred to in subsection 7.1(a) and each set of quarterly statements referred to in subsection 7.1(b), a Compliance Certificate executed by a Responsible Officer;

           (c) promptly, copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that Parent, the Company or any Subsidiary may make to, or file with, the SEC;

           (d) promptly from time to time, any notices (including notices of default or acceleration thereunder) received from any holder or trustee of, under or with respect to any Subordinated
Debt of the Company;



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





           (e) forthwith upon any Qualified Refinancing, a copy of the related Qualified Indenture, certified as true and correct by the Secretary or an Assistant Secretary of the Company;

           (f) within 30 days of the end of each month, a Borrowing Base Certificate dated as of the end of such month and executed by a Responsible Officer (provided that (i) the Company may deliver a Borrowing Base Certificate more frequently if it chooses and (ii) after an Event of Default shall have occurred and be continuing, the Required Revolving Lenders may request that the Company deliver Borrowing Base Certificates more frequently); and

           (g) promptly, such additional information regarding the business, financial or corporate affairs of Parent, the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

      7.3 Notices. Promptly upon a Responsible Officer obtaining knowledge thereof, the Company shall notify the Administrative
Agent (and the Administrative Agent will promptly distribute such notice to the Lenders) of:

           (a) the occurrence of any Event of Default or Unmatured Event of Default;

           (b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including, if applicable, (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary,
(ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary.

           (c) the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than ten days after such event), and deliver to the Administrative Agent (which shall promptly deliver to each Lender a copy thereof) a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

           (i)  an ERISA Event; or

           (ii) a contribution failure with respect to a Pension
      Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

          (d) any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

           (e)  any Mandatory Prepayment Event;

           (f) any proposed payment of principal of Subordinated Debt prior to the making thereof; and



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





          (g) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

      Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or any other Loan Document that have been breached or violated.

      7.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

           (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except a Subsidiary need not be in compliance with the foregoing to the extent such Subsidiary is sold pursuant to Section 8.2 or merged or consolidated into another Person pursuant to Section 8.3;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises, in each case which are material and which are necessary or desirable in the normal conduct of its business except in connection with transactions permitted by
Section 8.3 and dispositions of assets permitted by Section 8.2;
and

           (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

      7.5 Maintenance of Property. The Company shall, and shall cause each Subsidiary to, maintain and preserve all property material to the normal conduct of its business in good working order and condition, ordinary wear and tear excepted, other than obsolete, worn out or surplus equipment.

      7.6 Insurance. The Company shall, and shall cause each Subsidiary to, maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

      7.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary in respect thereof, all of its obligations and liabilities, including:

           (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; and

           (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

      7.8 Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      7.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401 (a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      7.10 Inspection of Property and Books and Records. The Company shall, and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender (a) to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants and (b) to inspect any of their Inventory and equipment, to perform appraisals of any of their equipment, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, contract rights, general intangibles, equipment and any other Collateral, or relating to any other transactions between the parties hereto; at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing without advance notice. After the occurrence and during the continuance of an Event of Default, any such inspection shall be at the Company's expense.

      7.11 Interest Rate Protection. The Company shall, not later than 90 days after the Closing Date, enter into one or more Permitted Swap Obligations, each with a term of at least three years, on an ISDA standard form with one or more Lenders or Affiliates thereof or with counterparties reasonably acceptable to the Administrative Agent with respect to not less than $235,000,000 of the principal amount of the Loans in form and substance reasonably satisfactory to the Administrative Agent.

      7.12 Environmental Covenant. The Company will, and will cause each of its Subsidiaries to,



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           (a) use and operate all of its facilities and
properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

           (b) promptly notify the Administrative Agent and provide copies of all written material Environmental Claims, and shall act in a diligent and prudent fashion to address such Environmental Claims, including Environmental Claims that allege that the Company or any of its Subsidiaries is not in compliance with Environmental Laws; and

           (c) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.12.

      7.13 Use of Proceeds. The Company shall use the proceeds of the Loans and the Letters of Credit (i) to finance the Merger,
(ii), to repay Debt to be Repaid, (iii) to pay fees and expenses related to the DMFC Recapitalization and (iv) for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document; provided that Revolving Loans may be used to finance Acquisitions permitted in accordance with subsection 8.4(i).

      7.14 Further Assurances. (a) After the Merger has been consummated, the Company shall cause to be delivered to the Agents and Lenders evidence of such consummation, in form and substance satisfactory to the Administrative Agent.

           (b) The Company shall, and shall cause each Subsidiary to, execute, acknowledge, deliver, record, re-record, file, refile, register and re-register, any and all such further acts, deeds, conveyances, security agreement, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or the Required Lenders, as the case may be, may reasonably request from time to time in order (1) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all assets of the Company (provided, that unless otherwise reasonably required by the Required Lenders, the pledge of the capital stock of a Foreign Subsidiary shall be limited to 65% of the outstanding capital stock of such Subsidiary) and guaranteed, pursuant to the Guaranties, by Parent and all Domestic Subsidiaries that are Material Subsidiaries (including, promptly upon the acquisition or creation thereof, any Material Subsidiary created or acquired after the date hereof) and (ii) the obligations of the Company under the Loan Documents are secured by substantially all of the assets of Parent and each Domestic Subsidiary that is a Material Subsidiary (provided, that unless reasonably required by the Required Lenders, the pledge of the capital stock of a Foreign Subsidiary shall be limited to 65% of the outstanding capital stock of such Subsidiary), (2) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (3) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter


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





intended to be granted to the Administrative Agent and the Lenders under any Loan Documents or under any other document executed in connection therewith. Contemporaneously with the execution and delivery of any document referred to above, the Company shall, and shall cause each Subsidiary to, deliver all resolutions, opinions and corporate documents as the Administrative Agent or the Required Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable. The Company shall, and shall cause its Subsidiaries to, use best efforts to obtain consents of landlords to the granting of security interests in favor of the Administrative Agent for the benefit of the Lender Parties in (i) the Company's leasehold interests in real property in Dallas (#228), Stockton (#222), Kingsbury, California (Warehouse #28), Kingsbury California (Nebraska and Chestnut), San Jose (#3), California, San Jose (#4), California, Modesto (4318 Yosemite), California, Sleepy Eye, Minnesota, and Plover (Warehouse #115) , Wisconsin, and (ii) all leasehold interests of the Company or any Subsidiary of real property that is used for distribution or warehousing and has aggregate improvements of 100,000 square feet or greater and such other leased properties as the Administrative Agent may reasonably request; provided, however, that such best efforts obligation shall not require the Company or any Subsidiary to make any payment of money or property.

           (c) If at any time (x) there are Subsidiaries that are not parties to the Subsidiary Security Agreement or the Subsidiary Guaranty and (y) (i) the aggregate assets of such Subsidiaries exceed 5% of the consolidated assets of the Company and its Subsidiaries, (ii) the aggregate revenues of such Subsidiaries for any fiscal quarter exceed 5% of the consolidated revenues of the Company and its Subsidiaries for such period or
(iii) the aggregate investments of the Company and its other Subsidiaries in and advances to such Subsidiaries exceed 5% of the consolidated assets of the Company and its Subsidiaries, then the Company shall cause one or more Subsidiaries that are not then parties to the Subsidiary Security Agreement and/or the Subsidiary Guaranty to execute and deliver to the Administrative Agent counterparts to such agreements and become parties thereto such that the circumstances described in the foregoing clauses
(y)(ii), (y) (ii) and (y) (iii) do not exist, and in connection with such execution and delivery the Company shall cause to be delivered to the Administrative Agent such opinions of counsel and other supporting documentation in respect thereof as the Administrative Agent shall reasonably request.

           (d) Subject to the following sentence, within 30 days after the Closing Date, the Company shall cause each financial institution at which Parent, the Company or any Domestic Subsidiary maintains any lockbox, deposit account or other similar account to deliver to the Administrative Agent and the Company a writing, in form and substance satisfactory to the Administrative Agent, acknowledging and consenting to the security interest of the Administrative Agent in such lockbox or account and all cash, checks, drafts and other instruments or writings for the payment of money from time to time therein, confirming such financial institution's agreement to follow the instructions of the Administrative Agent with respect to all such cash, checks, drafts and other instruments or writings for the payment of money following the occurrence of any Event of Default or Unmatured Event of Default of the type specified in subsection 9.1(f) or (g) and waiving all rights of setoff and banker's lien on all items held in any such lockbox or account. With respect to each of the Company's accounts at


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Wells Fargo Bank, Mellon Bank East and The Northern Trust Company
which are listed on Schedule V of the Security Agreement (Company and Parent), the Company shall have 120 days after the Closing Date (A) to obtain an agreement from the related bank covering such account and satisfying the requirements of the prior sentence or (B) to close such account, and, with respect to each of the accounts held at First State Bank Lake Lillian and listed on Schedule V of the Security Agreement (Company and Parent), the Company shall not be obligated to obtain an agreement from such bank covering such account and satisfying the requirements of the prior sentence so long as the amount in such account is less than $5,000; provided, however, that notwithstanding the foregoing, upon the occurrence of an Event of Default or Unmatured Event of Default or at the request of Administrative Agent, the Company shall have 30 days to obtain an agreement covering each of the accounts referred to in this sentence and satisfying the requirements of the prior sentence.

                           ARTICLE VIII

                        NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

      8.1 Limitation on Liens. The Company shall not, and shall not permit Parent or any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

           (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth on Schedule 8.1 securing Indebtedness outstanding on such date;

           (b)  any Lien created under any Loan Document;

           (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of lien has been filed or recorded under the Code;

           (d) growers', carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

           (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;



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          (f) Liens on property of the Company or any Subsidiary
securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business, provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

           (g) Liens consisting of judgment or judicial attachment Liens and Liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that the enforcement of such Liens is effectively stayed;

           (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

           (i) purchase money security interests on any property acquired by the Company or any Subsidiary in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that (i) any such Lien attaches to such property concurrently with or within 45 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100 of the cost of such property and (iv) the principal amount of the Indebtedness secured by all such purchase money security interests shall not at any time exceed $20,000,000;

           (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

           (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

           (1)  Liens in connection with a Permitted Receivables Facility;

           (m)  Liens under Permitted Security Agreements;

           (n) Liens securing Acquired Indebtedness permitted by subsection 8.5(k), provided that such Liens were in existence prior to the contemplation of the related Acquisition and do not extend to any assets other than the property financed with such Acquired Indebtedness;



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





           (o) Liens, defects and other matters specifically disclosed on the title insurance policies delivered to and accepted by the Administrative Agent on the Closing Date in connection with properties subjected to a Mortgage on the Closing
Date;

           (p) extensions, renewals and replacements of Liens referred to in clauses (a) through (o) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Indebtedness in addition to that secured immediately prior to such extension, renewal or replacement; and

           (q) Liens securing other Indebtedness of the Company and its Subsidiaries not expressly permitted by clauses (a) through (p) above; provided that the aggregate amount of the Indebtedness secured by Liens permitted pursuant to this clause
(p) does not exceed $5,000,000 in the aggregate outstanding at any time.

      8.2 Disposition of Assets. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

           (a) dispositions of Inventory, or worn-out or surplus equipment, all in the ordinary course of business;

           (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment, unless such equipment is not needed in the Company's or such Subsidiary's business;

           (c) transfers of Accounts Receivable under a Permitted
Receivables Facility;

           (d) dispositions not otherwise permitted hereunder (including the disposition of all of the capital stock of any operating Subsidiary by sale of stock or by merger of such Subsidiary with or into another Person and including a disposition pursuant to a sale and lease-back transaction) which are made for fair market value if the fair market value of all assets so disposed of by the Company and its Subsidiaries under this clause (d) does not exceed $25,000,000 in the aggregate; provided that (i) at the time of any disposition, no Event of Default or Unmatured Event of Default shall exist or will result from such disposition, (ii) at least 75% of the consideration received by the Company or such Subsidiary from such disposition is in cash or Cash Equivalent Investments and (iii) the proceeds thereof are applied as provided in subsection 2.8(a),

           (e) mergers expressly permitted by clauses (i) and
(ii) of Section 8.3 or transfers by any Wholly-Owned Subsidiary of the Company of its assets upon its liquidation to the Company or any of its Wholly-Owned Subsidiaries;



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





           (f) dispositions of Assets Held for Sale which are made for fair market value; and

           (g) dispositions of assets not exceeding $2,000,000 in any fiscal year for non- cash consideration.

      8.3 Consolidations and Mergers. The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with or into any other Person, except that (i) any Subsidiary may merge with the Company (provided that the Company shall be the continuing or surviving corporation) or with any one or more Wholly-Owned Subsidiaries (provided that a Wholly-Owned Subsidiary shall be the continuing or surviving corporation),
(ii) any Wholly-Owned Subsidiary may acquire by merger any Person in an Acquisition permitted by subsection 8.4(i) (provided that such Wholly-Owned Subsidiary is the survivor of such merger) and
(iii) any Subsidiary may be merged with or into any other Person in a transaction permitted by subsection 8.2(d).

      8.4 Loans and Investments. The Company shall not, and shall not permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or other obligations or securities of, or any interest in, any other Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, except for:

           (a)  investments in Cash Equivalent Investments;

           (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (c) investments by the Company in its Wholly-Owned Subsidiaries or by any Subsidiary in any Wholly-Owned Subsidiary, in the form of contributions to capital or loans or advances; provided that, immediately before and after giving effect to such investment, no Event of Default or Unmatured Event of Default shall have occurred and be continuing and the aggregate amount invested in Foreign Subsidiaries after the Closing Date shall not exceed $10,000,000;

           (d)  loans or advances made by any Subsidiary to the Company;

           (e) loans and advances to employees in the ordinary course of business (such as travel advances) in an aggregate amount not at any time exceeding $5,000,000;

           (f) investments by the Company and its Subsidiaries in Joint Ventures in the form of contributions of capital, loans, advances or Contingent Obligations; provided that, immediately before and after giving effect to such investment, (x) no Event of Default or Unmatured Event of Default shall have occurred and be continuing, including pursuant to Section 8.9, and (y) the aggregate amount of all investments pursuant to this clause (f) shall not exceed $20,000,000 in the aggregate (with all such investments valued at the time of investment at the cash amount thereof, if in cash, the fair market value thereof as determined by the board of directors of the Company, if in property, and at the maximum amount thereof if in Contingent Obligations);

           (g) investments constituting Permitted Swap
Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

           (h) other investments in an aggregate amount not exceeding $5,000,000 during the term of this Agreement (with all such investments valued at the time of investment at the cash amount thereof, if in cash, the fair market value thereof as determined by the board of directors of the Company, if in property, and at the maximum amount thereof if in Contingent Obligations);

           (i)  Acquisitions, provided that

                (i) the Company shall have delivered to the Administrative Agent evidence in form and substance satisfactory to the Administrative Agent that the financial conditions referred to in clause (ii) below with respect to such Acquisition will be satisfied, together with a statement of a Responsible Officer of the Company detailing all amounts required to consummate the prospective Acquisition and a business description and summary of terms of the prospective Acquisition,

                (ii) the Company shall be in compliance with all financial covenants in Sections 8.11, 8.12, 8.14 and
           8.15 on a pro forma basis for the period of four consecutive fiscal quarters ending on the last day of the last completed fiscal quarter immediately preceding the proposed date of consummation of the prospective Acquisition (on the assumption such Acquisition occurred on the first day of such four fiscal quarter period and using historical results of the Company and its Subsidiaries and the related Acquisition Prospect for such period, without giving effect to any adjustment for expected cost savings or other synergies),

                (iii) such Acquisition shall be consummated in accordance with all Requirements of Law and the Company and its Subsidiaries shall have obtained all consents and approvals necessary or desirable to such consummation and the business operations of such Acquisition Prospect after such Acquisition, including governmental and contractual approvals,

                (iv) no Event of Default or Unmatured Event of
           Default shall exist at the time of consummation thereof or would result therefrom,

                (v) the Person to be acquired (or its Board of Directors or equivalent governing body) has not (A) announced it will oppose such Acquisition or (B) commenced any action which alleges that such Acquisition violates, or will violate, any Requirement of Law, and

                (vi) the total consideration for all such Acquisitions (including cash and noncash purchase price, liabilities assumed, deferred or financed purchase price, purchase price characterized as noncompetition payments and the like), together with the amount of all investments made pursuant to subsection 8.4(k), does not exceed in the aggregate during the term of this Agreement an amount equal to the sum of (x)
           $75,000,000 plus (y) an amount equal to the aggregate amount received by the Company as capital contributions from Parent after the Closing Date;

           (j) investments existing on the Closing Date and set forth on Schedule 8.4; and

           (k) investments in Subsidiaries acquired in Acquisitions permitted under subsection 8.4(i) that are not Wholly-Owned Subsidiaries, provided that the amount of all such investments, together with the aggregate total consideration paid in connection with all Acquisitions permitted by subsection 8.4(i) (calculated in the manner set forth in subsection ----------------- ---------- 8.4(i) (vi)), does not exceed in the aggregate during the term of this Agreement an amount equal ----------- to the sum of (x) $75,000,000 plus (y) an amount equal to the aggregate amount received by the ---- Company as capital contributions from Parent after the Closing Date.

      8.5 Limitation on Indebtedness. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a) Indebtedness incurred pursuant to this Agreement, the Subsidiary Guaranty and the other Loan Documents;

           (b) the Subordinated Notes and the Exchange Notes and any Qualified Notes issued in a Qualified Refinancing and related
Guaranty Obligations by Subsidiaries of the Company;

           (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

           (d) Indebtedness existing on the Closing Date, as set forth in Schedule 8.5(d), and extensions, renewals or replacements of such Indebtedness to the extent that the principal amount of such Indebtedness is not increased;

           (e) Indebtedness of Subsidiaries to the Company or Wholly-Owned Subsidiaries; provided, that the aggregate amount of all such Indebtedness of Foreign Subsidiaries and other investments by the Company and its Subsidiaries in Foreign
Subsidiaries shall not exceed $25,000,000;

           (f) Indebtedness up to $20,000,000 outstanding at any time secured by Liens permitted by subsection 8.1(i);



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





(g)   Indebtedness incurred in connection with leases permitted pursuant to
Section 8.10;

           (h) Indebtedness of the Company or any Subsidiary of the Company in connection with guaranties resulting from endorsement of negotiable instruments in the ordinary course of business;

           (i) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or in connection with judgments that do not result in an Unmatured Event of Default or an Event of Default;

           (j)  any Indebtedness arising under a Permitted Receivables
Facility;
           (k) up to $20,000,000 of Acquired Indebtedness assumed in Acquisitions permitted under subsection 8.4(i); and

           (l) other Indebtedness in an aggregate amount not at any time exceeding $5,000,000.

It is understood that any Indebtedness borrowed in a foreign currency shall continue to be permitted under this Section, notwithstanding any fluctuation in the Dollar Amount of such Indebtedness, as long as the outstanding principal balance of such Indebtedness (denominated in its original currency) does not exceed the maximum amount of such Indebtedness (denominated in such currency) permitted to be outstanding on the date such Indebtedness was incurred.

      8.6 Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than a Material Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate of the Company; provided that the TPG Agreements, the Tax Sharing Agreement and payments (not exceeding $900,000) to Citicorp Venture Capital and its Affiliates in connection with the DMFC Recapitalization shall not violate this Section.

      8.7 Use of Proceeds. The Company shall not, and shall not permit any Subsidiary to, use any portion of the proceeds of any Loan or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act.

      8.8 Contingent Obligations. The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligation except:

           (a) endorsements for collection or deposit in the ordinary course of business;

           (b)  Permitted Swap Obligations;



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





           (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in
Schedule 8.8 and Guaranty Obligations by the Company relating to Indebtedness of Wholly-Owned Subsidiaries, provided, that all Contingent Obligations permitted by this subsection 8.8(c) shall not exceed $10,000,000 at any one time;

           (d)  Contingent Obligations arising under the Loan Documents;

           (e)  Guaranty Obligations described in subsection 8.5(b); and

           (f) Contingent Obligations with respect to Joint
Ventures to the extent permitted by Section 8.9.

      8.9 Joint Ventures. The Company shall not, and shall not permit any Subsidiary to, enter into any Joint Venture, except that the Company or any Subsidiary may enter into any Joint Venture so long as the aggregate amount invested by the Company and its Subsidiaries in all Joint Ventures in any form (including by capital contribution, incurrence of Indebtedness by any such Joint Venture to the Company or any Subsidiary or the incurrence of Contingent Obligations by the Company or any Subsidiary with respect to any such Joint Venture), during the term of this Agreement does not exceed $20,000,000; provided, however, that for purposes of determining the aggregate amount invested in Joint Ventures hereunder (x) any return of principal or equity received in cash on any amount invested hereunder and (y) the fair market value of any other property received in exchange for any amount invested hereunder shall be deducted.

      8.10 Lease Obligations. The Company shall not, and shall not permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

           (a) leases of the Company and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

           (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

           (c) capital leases entered into by the Company or any Subsidiary; provided that no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the incurrence of the obligations of the Company contemplated thereby.

      8.11 Minimum Fixed Charge Coverage. The Company will not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:



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





    Period                             Ratio

  6/30/97    -    9/26/99              1.20:1.0
  12/26/99   -    3/26/00              1.25:1.0
  6/30/00    -    4/01/01              1.30:1.0
  6/30/01    -    6/30/03              1.35:1.0
  9/28/03                              1.40:1.0
  12/26/03   -    3/28/04              1.45:1.0

  6/30/04 and                          1.50:1.0.
  thereafter

      8.12 Minimum EBITDA. The Company will not permit EBITDA for any Computation Period to be less than the amount set forth below opposite the period in which such Computation Period ends:

      Period                             EBITDA

   6/30/97   -  3/29/98               $95,000,000
   6/30/98   -  9/27/98               $100,000,000
   12/27/98  -  3/28/99               $105,000,000
   6/30/99   -  3/26/00               $110,000,000
   6/30/00   -  4/01/01               $120,000,000
   6/30/01   -  3/31/02               $130,000,000

   6/30/02 and thereafter             $140,000,000

      8.13 Minimum Adjusted Net Worth. The Company will not permit at any time (i) Net Worth at such time plus Subordinated Debt Proceeds at such time plus the initial principal amount of the Term Loans to be less than (ii) (a) $115,000,000, plus (b) 80% of cumulative Consolidated Net Income for the period beginning on the Closing Date and ending on the date of calculation (provided that if Consolidated Net Income is less than zero for any fiscal year, or for the completed portion of the then-current fiscal year, Consolidated Net Income for such fiscal year or portion shall be deemed to be zero); provided that no Event of Default shall arise by reason of clause (i) above being less than clause
   (ii) above if, within ten days of the occurrence of any such deficiency, Parent receives a capital contribution from its shareholders at least equal to


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





   the amount of such deficiency and Parent in turn makes a capital contribution of such amount to the Company.

      8.14 Maximum Senior Debt Ratio. The Company will not permit the Senior Debt Ratio for any Computation Period to exceed the ratio set forth below opposite the period in which such Computation Period ends:

    Period                                Ratio

  6/30/97  -   3/29/98                    5.25:1.0
  6/30/98  -   3/28/99                    5.00:1.0
  6/30/99  -   3/26/00                    4.25:1.0
  6/30/00  -   4/01/01                    3.75: 1.0
  6/30/01  -   3/31/02                    3.25:1.0
  6/30/02  -   3/30/03                    2.75:1.0

  6/30/03 and thereafter                  2.25:1.0.

      8.15 Maximum Total Debt Ratio. The Company will not permit the Total Debt Ratio on the last day of any fiscal year to exceed the ratio set forth below opposite such fiscal year:

Fiscal Year Ending                   Ratio
6/30/97                              6.50:1.0
6/30/98                              6.25:1.0
6/30/99                              5.50:1.0
6/30/00                              5.00:1.0
6/30/01                              4.50:1.0
6/30/02                              4.00:1.0
6/30/03 and each fiscal year thereaft3.50:1.0.



      8.16 Maximum Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries for any fiscal year to exceed the amount set forth below opposite such fiscal year (it being understood that with respect to the line item below for June 30, 1997, such expenditures shall be measured from the Closing Date to June 30, 1997):



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





Fiscal Year                          Amount

ending 6/30/97                       $15,000,000

ending 6/30/98                       $55,000,000

ending 6/30/99                       $50,000,000

ending 6/30/00                       $45,000,000

ending 6/30/01 and each fiscal year  $40,000,000;
thereafter

provided, however, that to the extent Capital Expenditures actually made in any fiscal year are less than the amount permitted to be made in such fiscal year (without giving effect to any carryforward), the lesser of (x) the amount of the difference and (y) 50% (100% with respect to the fiscal period ending June 30, 1997) of the amount of Capital Expenditures permitted to be made in such year as set forth in the table above may be carried forward and used to make Capital Expenditures in the next succeeding fiscal year; provided, further, however, that in any period the Company and its Subsidiaries may only use a carryforward to such period if the entire amount set forth in the table above for such period has been utilized.

      8.17 Restricted Payments. The Company shall not, and shall not permit any Subsidiary to, (1) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or (2) make any redemptions, prepayments, defeasances or repurchases of any Subordinated Debt except that:

           (a) any Subsidiary may declare and pay dividends to the Company or a Wholly-Owned Subsidiary;

           (b) the Company may declare and make dividend payments or other distributions payable solely in Common Stock;

           (c) the Subordinated Notes may be exchanged for the Exchange Notes pursuant to the terms of the Subordinated Note Purchase Agreement and the Exchange Notes or the Subordinated Notes may be repaid using the Net Cash Proceeds of a Qualified Refinancing;

           (d) the Company or any of its Subsidiaries may purchase (or may pay a dividend to Parent to enable Parent to purchase) capital stock or options with respect to capital stock held by employees or management of Parent or any of its Subsidiaries in connection with the termination of employment of any such employees or management, provided that any such payments do not exceed $2,000,000 in any fiscal year or $10,000,000 in the aggregate;

           (e) upon an initial Public Offering of the Company or Parent, the Company may repurchase or redeem Subordinated Notes, Exchange Notes or Qualified Notes with the Net Cash Proceeds of such initial Public Offering, provided that no more than $52,500,000 principal


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





amount of Subordinated Debt may be repurchased or redeemed pursuant to this clause (e) and provided further that any such application of the proceeds of such Public Offering to repurchase
Subordinated Debt may only be made following the making of any mandatory prepayment required under subsection 2.8(a) in connection with such Public Offering;

           (f) the Company may pay a dividend to Parent on the Closing Date in an amount not exceeding $265,000,000 to finance Parent's payment consideration for the Merger to its shareholders pursuant to the terms of the Merger Agreement and related fees and expenses, provided that such funds are actually used by Parent to pay such Merger consideration and such fees and expenses within 30 days of the payment of such dividend;

           (g) the Company may make payments to Parent at the times and in the amounts provided in the Tax Sharing Agreement;

           (h) the Company may make payments to TPG Partners of fees and expenses at the times and in the amounts provided in the TPG Agreements; and

           (i) the Company may make payments to Parent in amounts not to exceed $1,000,000 per fiscal year to reimburse Parent for expenses incurred by Parent in the ordinary course of business.

      8.18 ERISA. The Company shall not, and shall not permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      8.19 Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or personal property, which property is or has been sold or transferred by the Company or any Subsidiary to such Person in contemplation of taking back a lease thereof to the extent the fair market value of the property sold or transferred is in an aggregate amount in excess of $25,000,000.

      8.20 Limitation on Restriction of Subsidiary Dividends and Distributions. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock owned by the Company or any Subsidiary, or pay any Indebtedness owed to the Company or any Subsidiary, (b) make loans or advances to the Company or (c) transfer any of its assets or properties to the Company, except for such encumbrances or restrictions existing by reason of or under (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) prior to the termination thereof on the Closing Date, the Prior Financing Agreements, (iv) customary non-assignment provisions of any contract or lease governing a leasehold or ownership interest of any Subsidiary,
(v) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the


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





Person or the properties or assets of the Person so acquired,
(vi) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business, (vii) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock of such Subsidiaries, (viii) customary provisions in joint venture agreements and other similar agreements relating solely to the securities, assets and revenues of such joint venture or other business venture and (ix) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (v) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are not, in the aggregate, materially less favorable to the Company as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in the agreements referred to in such clause (v).

      8.21 Inconsistent Agreements. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of their respective obligations hereunder or under any other Loan Document. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than this Agreement and the other Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Company and its Subsidiaries to amend or modify this Agreement or any other Loan Document.

      8.22 Change in Business. The Company shall not, and shall not permit any Subsidiary to, engage in any material business other than production, processing and related distribution of food and beverage products and other related businesses.

      8.23 Amendments to Certain Documents. The Company shall not make or agree to any amendment to or modification of, or waive any of its rights under, any of the terms of (a) the Merger Agreement, (b) the Subordinated Note Purchase Agreement, (c) the Subordinated Indenture, (d) any Qualified Indenture, (d) any other instrument evidencing Subordinated Debt, (e) the Tax Sharing Agreement or (f) the TPG Agreements, unless any such amendment, modification or waiver is not adverse in any respect to the Lenders.

      8.24 Fiscal Year. The Company shall not, and shall not permit any Subsidiary to, change the fiscal year of the Company or of any Subsidiary; provided, that any Subsidiary acquired in an Acquisition permitted hereunder may change its fiscal year to end on June 30.

      8.25 Limitation on Issuance of Guaranty Obligations. The Company will not permit any Subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Guaranty Obligation of such Subsidiary relating to any Indebtedness of the Company unless

          (i) such Subsidiary, if it is not already a party to the Subsidiary Guaranty, simultaneously executes and delivers to the Administrative Agent a counterpart to the

      Subsidiary Guaranty, together with such supporting documentation as the Administrative Agent may reasonably request, notwithstanding Section 7.14,

           (ii) if such Indebtedness is by its terms subordinated to the Obligations, any such assumption, guaranty or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated, in form and substance satisfactory to the Administrative Agent, to such Subsidiary's Guaranty Obligation with respect to the Obligations to the same extent as such Indebtedness is subordinated to the Obligations (provided that such Subsidiary's Guaranty Obligation of such Indebtedness of the Company shall be subordinated to the full amount of such Subsidiary's Guaranty Obligation under the Subsidiary Guaranty without giving effect to any reduction thereto necessary to render the Guaranty Obligation of such Subsidiary thereunder not voidable under applicable law relating to fraudulent conveyance or fraudulent transfer), and

          (iii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any right of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under such Guaranty Obligation unless and until payment in full in cash is made of such Indebtedness of the Company.

                            ARTICLE IX

                         EVENTS OF DEFAULT



           9.1 Event of Default. Any of the following shall constitute an "Event of Default":

           (a) Non-Payment. The Company fails to pay, when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or, within three days after the same becomes due, any amount of interest or any fees or other amounts payable hereunder or under any other Loan Document.

           (b) Representation or Warranty. Any representation or warranty by Parent, the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by Parent, the Company, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

           (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of
Section 7.3 or Article VIII (other than Section 8.1, 8.5, 8.6,
8.17(1) or 8.19).

           (d) Other Defaults. The Company fails to perform or observe any term or covenant contained in Section 8.1, 8.5, 8.6, 8.17(1) or 8.19 (or the Parent shall fail to perform its


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





agreement in the Parent Guaranty to comply with Section 8.1), and such default shall continue unremedied for a period of 10 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or
(ii) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or the Company, Parent or any Subsidiary fails to perform or observe any term or covenant contained in this Agreement (other than Section
7.3 or Article VIII) or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (y) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

           (e) Cross-Default. (i) The Company, Parent or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but subject to any applicable grace period) or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable, or cash collateral in respect thereof to be demanded or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $5,000,000.

           (f) Insolvency; Voluntary Proceedings. The Company, Parent or any Material Subsidiary: (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing.

           (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, Parent or any Material Subsidiary, or any writ, judgment, warrant of attachment, warrant of execution or similar process is issued or levied against a substantial part of the Company's, Parent's or any Material Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, warrant of execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, Parent or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, Parent or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

           (h) ERISA. (i) One or more ERISA Events shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) a contribution failure shall have occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, one or more installment payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which results in an aggregate withdrawal liability in excess of $10,000,000.

           (i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against the Company, Parent or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or the Company, Parent or any Subsidiary shall enter into any agreement to settle or compromise any pending or threatened litigation, as to any single or related series of claims, involving payment by the Company, Parent or any Subsidiary of $10,000,000 or more.

           (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company, Parent or any Subsidiary which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

           (k)  Change of Control.  Any Change of Control occurs.

           (1) Guarantor Defaults. Any Guaranty shall cease to be in full force and effect with respect to any Guarantor (other than as expressly permitted hereunder), any Guarantor shall fail to comply with or to perform any applicable provision of any Guaranty, or any Guarantor (or any Person acting by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of any Guaranty with respect to such Guarantor.

           (m) Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect with respect to the Company, Parent or any Subsidiary (other than pursuant to its terms or as expressly permitted hereunder), or the Company, Parent or any Subsidiary (or any Person acting by, through or on behalf of the Company, Parent or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.



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





          (n) Merger. The Merger shall not have become effective within three Business Days of the Closing Date.

      9.2 Remedies. If any Event of Default occurs, the
Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders do any or all of the following:

           (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligations shall be terminated (provided, that if any Event of Default occurs after the making of the Term Loans, the Revolving Commitments shall, at the request of, or may, with the consent of, the Required Revolving Lenders (and not the Required Lenders), be terminated);

           (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letter of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

           (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any Event of Default specified in subsection 9.1(f) or , the obligation of each Lender to make Loans and the obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any other Lender.

      9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                             ARTICLE X

                            THE AGENTS

      10.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby appoints BTCO, as Documentation Agent for the Lenders and The

First National Bank of Boston, Citicorp USA, Inc., General Electric Capital Corporation and The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency as Co-Agents for the Lenders. The Documentation Agent and the Co-Agents, in their capacities as such, shall have no rights or duties hereunder or under any other Loan Document. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

           (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the applications and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent", as used in this Article X, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

      10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      10.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the existence, creation, validity, attachment, perfection, enforceability, value or sufficiency of any collateral security for the Obligations or for any failure of the Company or any other party to any Loan

Document to perform its obligations hereunder or thereunder. No
Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

      10.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions


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contemplated hereby, and made its own decision to enter into this
Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      10.7 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agents and the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Liabilities incurred by the Agents or the Agent-Related Persons in their capacities as such; provided, however, that no Lender shall be liable for the payment to any Agent or Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, to the extent the same are not reimbursed by the Company, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

      10.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA and any Affiliate thereof shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Administrative Agent.



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     10.9 Successor Administrative Agent. The Administrative
Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders and the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall have the right, with the consent of the Company so long as no Event of Default or Unmatured Event of Default has occurred and is continuing (which consent shall not be unreasonably withheld or delayed), to appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.4 and
11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Lenders unless BofA and any Affiliate thereof acting as the Issuing Lender or Swingline Lender hereunder shall also simultaneously be replaced as the Issuing Lender and Swingline Lender pursuant to documentation in form and substance reasonably satisfactory to BofA (and, if applicable, such Affiliate).

     10.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender shall deliver to the Administrative Agent and the Company:

           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;



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           (iii) if such Lender is not a "bank" within the
      meaning of Section 881(c) (3) (A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, such Lender shall deliver (A) a certificate substantially in the form of Exhibit L and (B) two properly completed and signed copies of Internal Revenue Service Form W-8 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and any Note; and

           (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Administrative
Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form 1001 as no longer valid.

           (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent and the Company sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent or the Company, as the case may be, may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not timely delivered to the Administrative Agent, or the Company, as the case may be, then the Administrative Agent or the Company, as the case may be, may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax without reduction.

           (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent or the Company of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent or the Company, as the case may be, fully for all amounts paid, directly or indirectly, by the Administrative Agent or the Company, as the case


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may be, as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent or the Company, as the case may be, under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

           (f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8 and a certificate in the form of Exhibit L and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form W-8 and certificate in the form of Exhibit L as no longer valid.

      10.11 Collateral Matters. (a) The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

           (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral: (i) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by subsection 11.1(g), all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b).

           (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of the Company or any Subsidiary) that any security interest in real property collateral received by a Lender in connection with the extension of any loan or financial commitment between such Lender and the Company or any of its Affiliates and not related to the transactions contemplated hereby shall not constitute collateral for the Company's obligations under this Agreement or any other Loan Document.



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         (d) (i) Any and all proceeds of disposition or other
realization on the Collateral or from any realization on any Guaranty received by the Administrative Agent in connection with any enforcement, sale, collection (including judicial or non-judicial foreclosure) or similar proceedings with respect to the Collateral or a demand or other enforcement or collection with respect to any Guaranty shall be applied by the Administrative Agent, as follows:

           FIRST: To the payment of the reasonable costs and expenses of such disposition, collection or other realization, including Attorney Costs, and all reasonable expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

           SECOND: To the ratable payment of the Liabilities then due and owing to the Lender Parties; provided that with respect to Liabilities consisting of the undrawn amounts of outstanding Letters of Credit, payment shall be made to the Administrative Agent, to be retained as Cash Collateral, for the ratable portion of the Liabilities consisting of such undrawn amount of outstanding Letters of Credit (provided that (A) if any such Letter of Credit is drawn upon, the Administrative Agent shall distribute (ratably in accordance with subsection 3.4(a)) the Cash Collateral therefor which is allocable to the amount drawn upon such Letter of Credit to the Issuing Lender and, if any Revolving Lenders have paid the Administrative Agent for the account of the Issuing Lender for such Revolving Lender's participation in such Letter of Credit in accordance with Section 3.3, the Revolving Lenders entitled to receive such distribution and (B) if and to the extent that any such Letter of Credit shall expire or terminate, the amount of Cash Collateral therefor shall be applied in accordance with this subsection 10.11(d) (i)), calculated in accordance with the provisions of subsection 10.11(d)
      (ii); and

           THIRD: After payment in full of all Liabilities, any surplus then remaining from such proceeds shall be paid to the Company or to whomsoever may be lawfully entitled to receive the same or paid as a court of competent jurisdiction may direct.

      Until such proceeds are so applied, the Administrative
Agent shall hold such proceeds in its custody in accordance with its regular procedures for handling deposited funds.

           (ii) Payment of proceeds of Collateral or of any realization on any Guaranty to any Lender Party shall be based upon the proportion which the amount of such Liabilities of such Lender Party bears to the total amount of all Liabilities of all such Lender Parties. For purposes of determining the proportionate amounts of all Liabilities sharing in any such distribution, (A) the amount of the outstanding Obligations shall be deemed to be the Effective Amount of the Loans and Letters of Credit and all accrued interest, fees and costs with respect thereto and (B) the amount under any outstanding Swap Contract shall be deemed to be the amount of the Permitted Swap Obligations then due and payable (including early termination payments then due) in connection therewith and all accrued interest and fees with respect thereto, after giving effect to any netting of payments to which the Company is entitled with respect to such Swap Contract vis-a-vis the Company's counterparty to such Swap Contract.



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           (iii) Payments of proceeds of Collateral or of any
realization on any Guaranty by the Administrative Agent in respect of (i) the Obligations shall be made to the Administrative Agent for distribution to the Lenders pro rata and
(ii) any Swap Contract shall be made as directed by the Lender
Party to which the same is owed.

                            ARTICLE XI

                           MISCELLANEOUS

      11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only if in writing and in the specific instance and for the specific purpose for which given; provided that:

           (a) no such waiver, amendment or consent shall increase or extend any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2) without the written consent of such Lender;

           (b) no such waiver, amendment or consent shall postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of regularly scheduled principal or interest on any Loan without the written consent of the Lender holding such Loan (provided, that any date fixed for repayment of principal of any Term A Loan may be postponed or delayed (but not beyond March 31, 2003) with the consent of Term A Lenders with an aggregate Term A Percentage of at least 66-2/3%);

           (c) no such waiver, amendment or consent relating to the definition of "Mandatory Prepayment Event" or to any provision of this Agreement or any other Loan Document which would result in any increased or decreased mandatory prepayment of any Loan, or any increased or decreased mandatory reduction of any Commitment, shall be made without the written consent of the Required Revolving Lenders, Required Term A Lenders and Required Term B Lenders;

           (d) no such waiver, amendment or consent shall reduce the principal of, or the rate of interest specified herein on, any Loan without the written consent of the Lender holding such Loan;

           (e) no such waiver, amendment or consent shall (subject to clause (m) below) reduce any fees payable hereunder or under any other Loan Document, or postpone or delay any date fixed by this Agreement or any other Loan Document for the payment of fees or any other amounts due to any Lender hereunder or under any other Loan Document, without the written consent of the Lender to whom such fee or other amount is owing;

           (f) no such waiver, amendment or consent shall (w) change the aggregate percentage of the Total Percentage which is required for the Lenders or any of them to take any


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action hereunder without the written consent of all Lenders, (x)
amend the definition of "Required Revolving Lenders" without the written consent of all Revolving Lenders, (y) amend the definition of "Required Term A Lenders" without the written consent of all Term A Lenders or (z) amend the definition of "Required Term B Lenders" without the written consent of all Term B Lenders;

           (g) no such waiver, amendment or consent shall release any Guaranty or Parent or any Subsidiary from its respective obligations under the Loan Documents to which it is a party or release all or substantially all of the collateral securing the Obligations without the written consent of all Lenders;

           (h) no such waiver, amendment or consent shall amend or waive any provision of this Section or Section 2.15, or any other provision herein providing for consent or other action by all Lenders, without the written consent of all Lenders;

           (i) after the making of the Term Loans, Sections 2.3,
2.4 (as it relates to conversions and continuations of Revolving Loans), 2.6, 2.7 (as it relates to an optional prepayment of Revolving Loans), 2.8(b) or 2.9(c) or Article III may be amended, or the rights or privileges thereunder waived, with the written consent of the Required Revolving Lenders (or, in the case of Section 2.9(c), all of the Revolving Lenders), the Company and the acknowledgment of the Administrative Agent;

           (j) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it;

           (k) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Required Lenders or all Lenders, as the case may be, affect the rights and duties of the Swingline Lender under this Agreement;

           (1) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

           (m) the Fee Letter may be amended, or rights or privileges thereunder waived, in writing executed by the parties thereto.

      11.2 Notices. (a) All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately followed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be


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designated by such party in a written notice to the other
parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, return receipt requested; except that notices to the Administrative Agent pursuant to Article II, III or X shall not be effective until actually received by the Administrative Agent, and notices pursuant to Article III to the Issuing Lender shall not be effective until actually received by the Issuing Lender at the address specified for the "Issuing Lender" on Schedule 11.2.

           (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

      11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      11.4 Costs and Expenses.  The Company shall:

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Administrative Agent, the Documentation Agent and the Arranger and their Affiliates (including BofA in its capacities as Swingline Lender and Issuing Lender) within five Business Days after demand therefor (subject to subsection 5.1(f)) for all reasonable and documented costs and expenses incurred by such Agents and the Arranger and their Affiliates in connection with the preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by such Agents and the Arranger with respect thereto; and



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           (b) pay or reimburse the Administrative Agent and each
Lender within five Business Days after demand therefor (subject to subsection 5.1(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement or preservation of any right or remedy under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any Insolvency Proceeding or appellate proceeding).

      11.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, each Agent and each Lender and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including, at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding or any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Company or any of its Subsidiaries of any Hazardous Material) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. Each Agent-Related Person and each Lender agrees that in the event that any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Person, or any remedial, removal or response action which is requested of it or any other Indemnified Person, for which any Agent-Related Person or Lender may desire indemnity or defense hereunder, such Agent-Related Person or such Lender shall notify the Company in writing of such event; provided that failure to so notify the Company shall not affect the right of any Agent-Related Person or Lender to seek indemnification under this Section.

      11.6 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee or receiver, or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part


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thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

      11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

      11.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and with the written consents of the Administrative Agent and, in case of an assignment of a Revolving Commitment or L/C Obligations, the Issuing Lender and the Swingline Lender, which consents shall not be unreasonably withheld or delayed, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Administrative Agent, the Issuing Lender or the Swingline Lender shall be required in connection with any assignment and delegation by a Lender to a Person described in clause (ii), (iii) or (iv) of the definition of Eligible Assignee) (each, an "Assignee") all, or any part, of the Loans, the Revolving Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, all of such Lender's remaining rights and obligations hereunder or all of such Lender's rights and obligations with respect to Revolving Commitment and Revolving Loans, Term A Loans or Term B Loans) or such lesser amount as may be approved by the Company and the Administrative Agent (provided that such minimum amount shall not apply to assignments by a Lender to Persons described in clause
(ii), (iii) or (iv) of the definition of Eligible Assignee) provided, however, that (A) the Company, the Administrative Agent, the Issuing Lender and the Swingline Lender may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee shall have been given to the Company and the Administrative Agent by such Lender and the Assignee, (ii) such Lender and the Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit K (an "Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500 and (B) the Company shall not, as a result of any assignment by any Lender to any of such Lender's Affiliates, incur any increased liability for Taxes, Other Taxes or Further Taxes pursuant to Section 4.1. The Company designates the Administrative Agent as its agent for maintaining a book entry record of ownership identifying the Lenders, their respective addresses and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation
Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

           (b) From and after the date that the Administrative
Agent notifies the assignor Lender that it has provided its consent, and received the consents of the Swingline Lender, the

Issuing Lender and (if applicable) the Company, with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loan, the Revolving Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Swingline Lender, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and
(iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders or the consent of a particular Lender or the consent of the Required Revolving Lenders, Required Term A Lenders or Required Term B Lenders, in each case as described in clauses (a) through
(h) of the proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 11.5 as though it were also a Lender hereunder (provided, with respect to Sections 4.1 and 4.3, the Company shall not be required to pay any amount which it would not have been required to pay if no participating interest had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant(s) and the amount of such participation(s) owned by such Participant(s). Such book-entry record of ownership shall be maintained by the Lender as agent for the Company and the Administrative Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of such Lender from time to time to participants and prospective participants and may furnish information in response to credit inquiries consistent with general banking practice.

           (d) Notwithstanding any other provision in this Agreement, (i) any Lender may at any time assign all or any portion of its rights under and interest in this Agreement and any Note held by it to any Affiliate of such Lender that is an "Eligible Assignee" or create a security interest in, or pledge all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 ss. CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law and (ii) any Lender which is a fund may, with the consent of the Company, the Administrative Agent, and in the case of an assignment of a Revolving Commitment or L/C Obligations, the Issuing Lender and the Swingline Lender, pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

      11.9 Confidentiality. Each Lender agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all nonpublic information provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or any Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender or
(ii) was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender); provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable Requirement of Law, (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party, (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (F) to such Lender's independent auditors and other professional advisors,
(G) to any Participant or Assignee, actual or potential, or to direct or indirect contractual counterparties to swap agreements or such contractual counterparties' professional advisors provided that such Person or contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate, (I) to its Affiliates and (J) to the National Association of Insurance Commissioners or any similar organization or, with the consent of the Company (not to be unreasonably withheld or delayed), any nationally recognized rating agency that requires access to information about such Lender's investment portfolio in connection with ratings issued to such Lender.

      11.10 Set-off. In addition to any right or remedy of the Lenders provided by law, if an Event of Default exists, or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits

(general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured and each Affiliate of such Lender is hereby irrevocably authorized to permit such set-off and application. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

      11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, agency fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Swingline Lender or the Issuing Lender under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

      11.12 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

      11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

      11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such instrument or agreement.

      11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the Agent Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Loan Document.

      11.16 Governing Law and Jurisdiction. (a) THIS
AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK;
PROVIDED THAT THE

ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS
ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      11.17 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  DEL MONTE CORPORATION


                                  By: /s/ Thomas E. Gibbons
                                    Title:  Senior Vice President and Treasurer

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as
                                    Administrative Agent


                                  By: /s/ Eric A. Schubert
                                    Title:  Managing Director


                                  BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as
                                    Issuing Lender


                                  By: /s/ Eric A. Schubert
                                    Title:  Managing Director


                                  BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as
                                    Swingline Lender


                                  By: /s/ Eric A. Schubert
                                    Title:  Managing Director


                                  BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a
                                    Lender


                                  By: /s/ Eric A. Schubert
                                    Title:  Managing Director

                                    BANKERS TRUST COMPANY, as
                                    Documentation Agent and as a Lender


                                  By: /s/ Robert R. Telesca
                                    Title:  Assistant Vice President

                                    CITICORP USA, INC., as Co-Agent and as a Lender


                                  By: /s/ Michael M. Leyland
                                    Title:  Attorney-in-fact and Vice President

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                    as Co-Agent and as a Lender


                                  By: /s/ Diane J. Exter
                                    Title:  Managing Director

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as Co-Agent and as a
                                    Lender


                                  By: /s/ Michael McGonigle
                                     Title:

                                    THE LONG-TERM CREDIT BANK OF
                                    JAPAN, LTD., LOS ANGELES AGENCY,
                                    as Co-Agent and as a Lender


                                  By: /s/ Paul B. Clifford
                                     Title:  Deputy General Manager

                                    ABN AMRO BANK N.V., as a Lender


                                  By: /s/ [signature illegible]
                                    Title:  Vice President


                                  By: /s/ Daniel P. Taylor
                                    Title:  AVP

                                    BHF-BANK AKTIENGESELLSCHAFT, as a
                                    Lender


                                  By: /s/ Anthony Heyman
                                    Title:  Assistant Treasurer


                                  By: /s/ Dana McDougall
                                    Title:  Vice President

                                    CREDIT LYONNAIS LOS ANGELES
                                    BRANCH, as a Lender


                                  By: /s/ David Miller
                                    Title:  Vice President

                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, as a Lender


                                  By:  /s/ Jacqueline Hopkins
                                    Title:  Authorized Agent

                                    FLEET NATIONAL BANK, as a Lender


                                  By: /s/ James Silva
                                    Title:  AVP

                                    GOLDMAN SACHS CREDIT PARTNERS
                                    L.P., as a Lender


                                  By: /s/ Edward C. Forst
                                    Title:  Authorized Signatory

                                    MARINE MIDLAND BANK, as a Lender


                                  By: /s/ J.B. Lyons
                                    Title:  Senior Vice President

                                    MERITA BANK LTD., NEW YORK
                                    BRANCH as a Lender


                                  By: /s/ C. Foster
                                    Title:  VP


                                  By:  /s/ [signature illegible]
                                    Title:  VP

                                    MITSUI LEASING (U.S.A.) INC., as a Lender


                                  By: /s/ Jerry Parisi
                                    Title:  Senior Vice President

                                    NATIONAL CITY BANK, as a Lender


                                  By: /s/ Joseph D. Robison
                                    Title:  Vice President

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                    BOERENLEENBANK B.A.,
                                    "RABOBANK NEDERLAND" NEW
                                    YORK BRANCH, as a Lender


                                  By: /s/ Ian Reece
                                    Title:  Vice President & Manager


                                  By: /s/ M. Christina Debler
                                    Title:  Vice President

                                    THE BANK OF NEW YORK, as a Lender


                                  By: /s/ Jonathan Rollins
                                    Title:  Assistant Vice President

                                    THE BANK OF NOVA SCOTIA, as a Lender


                                  By: /s/ John Quick
                                    Title:  Sr. Relationship Manager

                                    BANQUE FRANCAISE DU COMMERCE
                                    EXTERIEUR, as a Lender


                                  By:  /s/ Iain Whyte
                                    Title:  Vice President



                                  By: /s/ Daniel Touffu
                                    Title:  1st Vice President and Regional
                                    Manager

                                    CITY NATIONAL BANK, as a Lender


                                  By: /s/ Kim R. Bingham
                                    Title:  Senior Vice President

                                    COMPAGNIE FINANCIERE DE CIC ET DE
                                    L'UNION EUROPEENNE, as a Lender


                                  By: /s/ Sean Mounier
                                    Title:  First Vice President


                                  By: /s/ Bernard Laleuf
                                    Title:  Senior Vice President and Deputy
                                    General Manger

                                    DRESDNER BANK AG, NEW YORK
                                    BRANCH AND GRAND CAYMAN
                                    BRANCH, as a Lender


                                  By:  /s/ John. W. Sweeney
                                    Title:  Assistant Vice President


                                  By: /s/ Christopher E. Sarisky
                                    Title:  Assistant Treasurer

                                    HELLER FINANCIAL, INC., as a Lender


                                  By: /s/ Joann L. Holman
                                    Title:  Assistant Vice President

                                    IMPERIAL BANK, a California banking
                                    corporation, as a Lender


                                  By:/s/ Margo L. Gravin
                                    Title:  Vice President

                                    THE INDUSTRIAL BANK OF JAPAN,
                                    Limited, Los Angeles Agency, as a Lender


                                  By: /s/ Carl-Eric Benzinger
                                    Title:  SVP & Senior Manager

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION, Los Angeles Agency, as a
                                    Lender


                                  By: /s/ Hiroaki Koseki
                                    Title:  Deputy General Manager

                                    SANWA BUSINESS CREDIT CORP., as a
                                    Lender


                                  By: /s/ Jennifer S. Kawar
                                    Title:  Vice President

                                    TRANSAMERICA BUSINESS CREDIT
                                    CORPORATION, as a Lender


                                  By: /s/ [signature illegible]
                                    Title:  SVP

                                    UNION BANK OF CALIFORNIA, N.A., as a
                                    Lender


                                  By: /s/ Alison Amonette
                                    Title:  Vice President

                                    KZH HOLDING CORPORATION, as a Lender


                                  By: /s/ Robert Goodwin
                                    Title:  Authorized Agent

                                    METROPOLITAN LIFE INSURANCE
                                    COMPANY, as a Lender


                                  By: /s/ James R. Dingler
                                    Title:  Assistant Vice President

                                    NEW YORK LIFE INSURANCE COMPANY,
                                    as a Lender


                                  By: /s/ Adam Clemens
                                    Title:   Managing Director

                                    OAK HILL SECURITIES FUND, L.P., as a
                                    Lender


                                  By:  Oak Hill Securities GenPar, L.P., its
                                    General Partner


                                  By:  Oak Hill Securities MGP, Inc., its
                                    General Partner


                                  By: /s/ Glenn R. August
                                    Title:  President

                                    MORGAN STANLEY SENIOR FUNDING,
                                    INC., as a Lender


                                  By: /s/ Christopher Pucillo
                                    Title:  Vice President

                                    VAN KAMPEN AMERICAN CAPITAL
                                    PRIME RATE INCOME TRUST, as a
                                    Lender


                                  By:  /s/ Jeffrey W. Maillet
                                    Title: Senior Vice President & Director

                                    ALLSTATE LIFE INSURANCE COMPANY,
                                    as a Lender


                                  By: /s/ [signature illegible]
                                    Title:  Authorized Signatory


                                  By: /s/ [signature illegible]
                                    Title:  Authorized Signatory

                                    THE ING CAPITAL SENIOR SECURED
                                    HIGH INCOME FUND, L.P.


                                  By:  ING Capital Advisors, Inc., as
                                   Investment Advisor, as a Lender


                                  By:  /s/ Michael D. Haley
                                    Title:  Vice President & Portfolio Manager

                                    MASSACHUSETTS MUTUAL LIFE
                                    INSURANCE COMPANY, as a Lender


                                  By: /s/ Michael P. Hermsen
                                    Title:  Managing Director

                                    OCTAGON CREDIT INVESTORS LOAN
                                    PORTFOLIO (a Unit of The Chase
                                    Manhattan Bank), as a Lender


                                  By: /s/ Richard W. Stewart
                                    Title:  Managing Director

                                    PILGRIM AMERICA PRIME RATE TRUST,
                                    as a Lender


                                  By:  /s/ Howard Tiffen
                                    Title:  Senior Vice President

                                    ORIX USA Corporation, as a Lender


                                  By: /s/ [signature illegible]
                                    Title:  Senior Vice President

                                    PPM AMERICA, INC., as attorney in fact, on behalf of Jackson National Life Insurance Company


                                  By:  /s/ Michael Di Re
                                    Title:  Managing Director

                                   TCW ASSET MANAGEMENT COMPANY as
                                    Attorney-in-Fact for Integon Life Insurance
                                    Corporation, as a Lender


                                  By: /s/ Justin Driscoll
                                    Title:  SVP

                                    TCW ASSET MANAGEMENT COMPANY as
                                    Attorney-in-Fact for United Companies Life
                                    Insurance Company, as a Lender


                                  By: /s/ Justin Driscoll
                                    Title:  SVP